                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement             [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Monsanto Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a 6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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

THIS PROXY MATERIAL IS SENT TO YOU FOR YOUR INFORMATION AS THE HOLDER OF A MONSANTO STOCK OPTION OR AS A PARTICIPANT IN THE MONSANTO EMPLOYEE STOCK PURCHASE PLAN. YOU ARE NOT ENTITLED, HOWEVER, TO VOTE ANY OPTIONED SHARES OR SHARES UNDER CONTRACT. IF YOU WERE A RECORD HOLDER ON MARCH 4, 1999, AS THE RESULT OF YOUR HAVING EXERCISED YOUR OPTION OR COMPLETED YOUR PAYMENT FOR SHARES UNDER CONTRACT, YOU WILL RECEIVE A PROXY CARD FOR THOSE SHARES.

                                [MONSANTO LOGO]

NOTICE OF
ANNUAL MEETING OF SHAREOWNERS
APRIL 23, 1999

You are invited, as a shareowner of Monsanto Company, to be present or represented by proxy at the Annual Meeting of Shareowners to be held in K Building at the Company's Creve Coeur Campus, 800 North Lindbergh Boulevard, St. Louis County, Missouri, on Friday, April 23, 1999, at 1:30 p.m. for the following purposes:

     1. To elect two directors.

     2. To consider and vote upon a proposal to amend the Management Incentive Plan to increase the maximum number of shares of the Company's common stock available for grants by 16 million shares to 87,605,305 shares.

     3. To approve the Annual Incentive Program as required by Section 162(m) of the Internal Revenue Code.

     4. To ratify the appointment of Deloitte & Touche LLP as principal independent auditors for the year 1999.

     5. To consider and act upon a shareowner proposal concerning cumulative voting.

     6. To transact such other business as may properly come before the meeting.

Shareowners of the Company of record at the close of business on March 4, 1999 are entitled to vote at the Annual Meeting of Shareowners and any and all adjournments thereof. The Company will make available an alphabetical list of shareowners entitled to vote at the Annual Meeting for examination by any shareowner. The shareowner list will be available for inspection, during ordinary business hours, at the Company's Shareholder Services Department in E Building at the Creve Coeur Campus, from April 13, 1999 until the Annual Meeting. Since a majority of the outstanding shares of stock of the Company which are entitled to vote at the meeting must be represented to constitute a quorum, all shareowners are urged either to attend the meeting or to be represented by proxy.

Whether or not you expect to attend the meeting in person, please mark, sign, date, and return the accompanying proxy in the enclosed business reply envelope at your earliest convenience. If you attend the meeting and wish to change your vote or for any other reason desire to revoke your proxy, you may do so at any time before the voting. Attendance at the Annual Meeting of Shareowners will not in itself constitute a revocation of a previously furnished proxy, and shareowners who attend the Annual Meeting in person need not revoke their proxy (if previously furnished) and vote in person.

If you plan to attend the Annual Meeting, you must present your admittance ticket at the door. Your admittance ticket and directions to the Annual Meeting are included on pages 30 and 31 of this Proxy Statement.

                                           R. WILLIAM IDE III
                                           Secretary

St. Louis, Missouri
March 15, 1999

                    TABLE OF CONTENTS TO THE PROXY STATEMENT

                                                                PAGE NO.
                                                                --------
Election of Directors (Proxy Item No. 1)....................         2
     Stock Ownership of Management and Certain Beneficial
      Owners................................................         5
     Board Meetings and Committees; Compensation of
      Directors.............................................         6
     Executive Compensation.................................        10
     Other Information Regarding Management.................        18

Approval of 1996 Plan Proposal (Proxy Item No. 2)...........        20

Approval of the Annual Incentive Program for Executive
  Officers
  (Proxy Item No. 3)........................................        25

Ratification of Independent Auditors (Proxy Item No. 4).....        26

Shareowner Proposal Concerning Cumulative Voting (Proxy Item
  No. 5)....................................................        26

General Information.........................................        29

                                                            [MONSANTO'S ADDRESS]

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Monsanto Company of proxies to be voted at the Annual Meeting of Shareowners on April 23, 1999, and at any and all adjournments thereof. Only shareowners of record at the close of business on March 4, 1999 will be eligible to vote at the meeting. Except for shares owned by the Company, each share of common stock, $2 par value, of the Company outstanding on such record date will be entitled to one vote. As of March 4, 1999, 630,616,674 shares of Company common stock were outstanding and entitled to vote. This Proxy Statement and the accompanying form of proxy were first forwarded to shareowners on March 15, 1999.

Unless you indicate to the contrary, the persons named in the accompanying proxy will vote for

     (1) the election as directors of the nominees named below;

     (2) the approval of an amendment to the Monsanto Management Incentive Plan of 1996, as amended (the "1996 Plan") to increase the maximum number of shares of the Company's common stock available for grants under the plan by 16 million shares to 87,605,305 shares;

     (3) the approval of the Annual Incentive Program as required by Section 162(m) of the Internal Revenue Code; and

     (4) the ratification of the appointment of Deloitte & Touche LLP as principal independent auditors for the year 1999;

and against

     (5) the shareowner proposal concerning cumulative voting.

A plurality of the shares present at the meeting in person or by proxy is required for the election of directors. A majority of the shares present at the meeting in person or by proxy is required for all other items. The presence, in person or by proxy of shareowners entitled to cast at least a majority of the votes which all shareowners are entitled to cast is required for all items. For purposes of determining the outcome of the vote on these items, an instruction to abstain from voting on a proposal will be treated as shares present and entitled to vote, and will have the same effect as a vote against a proposal. "Broker non-votes," which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, are not counted for the purpose of determining the number of shares present in person or by proxy on a voting matter and have no effect on the outcome of the vote.

The proxy of a shareowner who is a participant in the Company's Dividend Reinvestment Plan will also serve as an instruction to vote the shares held for the account of the participant under this plan in the manner indicated on the proxy. If a shareowner's proxy is not received, the shares held in that account in the Dividend Reinvestment Plan will not be voted.

The Company's Savings and Investment Plan and the Solutia Inc. Savings and Investment Plan permit plan participants to direct the plan trustees how to vote the common stock of the Company allocated to their accounts. Under the terms of the respective trust agreements, the trustees will vote unallocated and uninstructed shares in proportion to the shares with respect to which instructions have been received.

ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

         Two persons have been nominated to serve on the Board of Directors, each to hold office until the Annual Meeting to be held in 2002 or until a successor is elected and has qualified or until his earlier death, resignation or removal. Each nominee is currently a director of the Company.

         Consistent with the Company's mandatory retirement policy for directors, Dr. Robert M. Heyssel, a member of the Board since 1988, whose term will expire at the Annual Meeting, will not stand for reelection. During 1998, Dr. Heyssel was a member of the People Committee and the Science and Technology Committee of the Board. The Board of Directors has reduced the size of the Board, effective April 23, 1999, from nine to eight directors.

         The Board does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unavailable for election, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee nominated by the Board. The principal occupations, directorships held and other information as of February 15, 1999, with respect to the nominees and directors whose terms will continue after the Annual Meeting are shown below.

         TO BE ELECTED FOR TERMS EXPIRING IN 2002:

         [PHOTO]
         JACOBUS F. M.         JACOBUS F. M. PETERS            PRINCIPAL OCCUPATION: RETIRED CHAIRMAN OF THE
           PETERS                                                      EXECUTIVE BOARD AND CHIEF EXECUTIVE OFFICER,
                                                                       AEGON N.V.
                                                                     FIRST BECAME DIRECTOR: 1993
                                                                     AGE: 67
                               Chairman of the Executive Board and Chief Executive Officer, AEGON N.V., 1984-93.
                               Director: Kleinwort Endowment Policy Trust Plc. Chairman of Supervisory Board: Bank Dutch
                               Municipalities. Member of Supervisory Board: AEGON N.V.; Amsterdam Company for Town
                               Restoration Ltd.; Gilde Investment Funds; IBM International Centre for Asset Management
                               N.V.; Koninklijke Pakhoed Holding N.V.; Randstad Holding N.V.; SAMAS Group N.V.; United
                               Flower Auctions Aalsmeer.


         [PHOTO]
         ROBERT B. SHAPIRO     ROBERT B. SHAPIRO               PRINCIPAL OCCUPATION: CHAIRMAN AND CHIEF EXECUTIVE
                                                                       OFFICER, MONSANTO COMPANY
                                                                     FIRST BECAME DIRECTOR: 1993
                                                                     AGE: 60
                               Chairman and Chief Executive Officer, Monsanto Company, since 1997; Chairman, President and Chief Executive Officer, Monsanto Company, 1995-97; President and Chief Operating
                               Officer, Monsanto Company, 1993-95; Executive Vice President and Advisory Director,
                               Monsanto Company, and President, The Agricultural Group of Monsanto Company, 1990-93.
                               Director: Citigroup Inc.; Northwestern Memorial Hospital; Silicon Graphics, Inc.;
                               Rockwell International Corporation. Trustee: Washington University. Member: The Business
                               Council; American Society of Corporate Executives; The Business Roundtable.

TO CONTINUE IN OFFICE UNTIL 2001:

         [PHOTO]
         PHILIP LEDER          PHILIP LEDER                    PRINCIPAL OCCUPATION: CHAIRMAN, DEPARTMENT OF
                                                                       GENETICS, HARVARD MEDICAL SCHOOL, AND SENIOR
                                                                       INVESTIGATOR, HOWARD HUGHES MEDICAL INSTITUTE
                                                                     FIRST BECAME DIRECTOR: 1990
                                                                     AGE: 64
                               Chairman, Department of Genetics, Harvard Medical School, since 1980; John Emory Andrus Professor of Genetics since 1980; Senior Investigator, Howard Hughes Medical Institute since 1986. Director:
                               Genome Therapeutics Corporation. Trustee: The General Hospital Corporation; The Hadassah Medical
                               Organization; Massachusetts General Hospital; The Charles A. Revson Foundation; The Rockefeller
                               University.


         [PHOTO]
         JOHN E. ROBSON        JOHN E. ROBSON                  PRINCIPAL OCCUPATION: SENIOR ADVISOR, BANCBOSTON
                                                                       ROBERTSON STEPHENS
                                                                     FIRST BECAME DIRECTOR: 1996
                                                                     AGE: 68
                               Senior Advisor, BancBoston Robertson Stephens, since 1993; Distinguished Faculty Fellow, Yale
                               University School of Management and Visiting Fellow, The Heritage Foundation, 1993; Deputy
                               Secretary of the U.S. Department of the Treasury, 1989-92; Dean, Emory University Business School,
                               1986-89; President and Chief Executive Officer, G.D. Searle & Co., 1985-86; Executive Vice
                               President and Chief Operating Officer, G.D. Searle & Co., 1978-85. Director: Northrop Grumman
                               Corp.; ProLogis Trust (formerly Security Capital Industrial Trust (REIT)).

         [PHOTO]
         WILLIAM D.            WILLIAM D. RUCKELSHAUS          PRINCIPAL OCCUPATION: CHAIRMAN, BROWNING-FERRIS
           RUCKELSHAUS                                                 INDUSTRIES, INC.
                                                                     FIRST BECAME DIRECTOR: 1985
                                                                     AGE: 66
                               Chairman, Browning-Ferris Industries, Inc., since 1995; Principal, Madrona Investment Group
                               L.L.C., since 1996; Chairman and Chief Executive Officer, Browning-Ferris Industries, Inc.,
                               1988-95; Of Counsel, Perkins Coie, 1985-88; Administrator, Environmental Protection Agency,
                               1983-85. Director: Browning-Ferris Industries, Inc.; Coinstar, Inc.; Cummins Engine Co., Inc.;
                               Gargoyles Inc.; Nordstrom, Inc.; Solutia Inc.; Weyerhaeuser Company.

TO CONTINUE IN OFFICE UNTIL 2000:

         [PHOTO]
         MICHAEL KANTOR        MICHAEL KANTOR                  PRINCIPAL OCCUPATION: PARTNER, MAYER, BROWN & PLATT
                                                                     FIRST BECAME DIRECTOR: 1997
                                                                     AGE: 59
                               Partner, Mayer, Brown & Platt, since 1997; U.S. Secretary of Commerce, 1996-97; U.S. Trade
                               Representative, 1993-96; National Chairman for the Clinton/Gore Campaign, 1992; Partner, Manatt,
                               Phelps, Phillips and Kantor, 1975-92.

         [PHOTO]
         GWENDOLYN S. KING     GWENDOLYN S. KING               PRINCIPAL OCCUPATION: RETIRED SENIOR VICE PRESIDENT,
                                                                       CORPORATE AND PUBLIC AFFAIRS, PECO ENERGY COMPANY
                                                                     FIRST BECAME DIRECTOR: 1993
                                                                     AGE: 58
                               Senior Vice President, Corporate and Public Affairs, PECO Energy Company (formerly Philadelphia
                               Electric Company), 1992-98; Commissioner, Social Security Administration, 1989-92. Director:
                               Lockheed Martin Corp.; Marsh & McLennan Companies, Inc.

         [PHOTO]
         JOHN E. ROBSON        JOHN S. REED                    PRINCIPAL OCCUPATION: CHAIRMAN AND CO-CHIEF EXECUTIVE
                                                                       OFFICER, CITIGROUP INC.
                                                                     FIRST BECAME DIRECTOR: 1985
                                                                     AGE: 60
                               Chairman and Co-Chief Executive Officer, Citigroup Inc. since 1998. Chairman and Chief Executive
                               Officer Citicorp and Citibank, N.A., 1984-98. Director: Citigroup Inc.; Philip Morris Companies,
                               Inc. Member: The Business Council.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Information is set forth below regarding beneficial ownership of common stock of the Company by (i) each person who is a director or nominee; (ii) each executive officer named in the Summary Compensation Table on page 15; and (iii) all directors and executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares. All information is as of December 31, 1998.

                                                Shares of         Shares Underlying
                                              Common Stock       Options Exercisable
                                             Owned Directly           Within 60
                  Name                     or Indirectly(a)(b)         Days(c)           Total
                  ----                     -------------------   -------------------   ----------
Richard U. De Schutter...................         243,386               919,959         1,163,345
Robert M. Heyssel........................          14,203(d)              2,606            16,809
Michael Kantor...........................             800                 5,455             6,255
Gwendolyn S. King........................           4,707                 2,955             7,662
Philip Leder.............................           8,977                 5,455            14,432
Jacobus F. M. Peters.....................           4,705                 4,091             8,796
Nicholas L. Reding.......................         355,988(e)          1,719,295         2,075,283
John S. Reed.............................          40,872                 5,758            46,630
Robert W. Reynolds.......................         103,153             1,041,673         1,144,826
John E. Robson...........................           6,088(f)             10,546            16,634
William D. Ruckelshaus...................          16,286                 8,919            25,205
Robert B. Shapiro........................       1,140,059             2,631,048         3,771,107
Hendrik A. Verfaillie....................         231,520(g)          1,362,908         1,594,428
25 directors and executive officers as a
  group..................................       3,008,631(h)         14,043,655        17,052,286

(a) Includes shares held under Monsanto Company's Savings and Investment Plan ("SIP"): Mr. De Schutter, 16,576; Mr. Reding, 41,172; Mr. Reynolds, 15,091; Mr. Shapiro, 4,024; Mr. Verfaillie, 15,911; and directors and executive officers as a group, 139,786. With respect to shares held under the SIP, employee directors and officers have sole discretion as to voting and, within limitations provided by the SIP, investment of shares. Shares are voted by the trustees in accordance with instructions from participants. If instructions are not received by the trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in SIP. With respect to shares held under other benefit and incentive plans, employee directors and officers have sole voting power and no current investment power.

(b) Includes the following shares received on varying dates as a portion of the non-employee director annual retainer and restricted against sale as described on page 9: Dr. Leder, 3,245 shares; Mr. Reed, 1,500 shares; Mr. Robson, 1,350 shares; and Mr. Ruckelshaus, 1,500 shares. With respect to such shares, non-employee directors have sole voting power and no current investment power.

(c) The Securities and Exchange Commission deems a person to have beneficial ownership of all shares which that person has the right to acquire within 60 days of December 31, 1998. The shares indicated represent stock options granted under incentive plans. The shares underlying options cannot be voted.

(d)  Includes 1,500 shares owned by Dr. Heyssel's wife.

(e) Includes 208 shares owned by Mr. Reding's son, and 453 shares owned by Mr. Reding's daughter.

(f)  Includes 1,373 shares owned jointly by Mr. Robson and his wife.

(g)  Includes 150,374 shares owned jointly by Mr. Verfaillie and his wife.

(h) Includes 2,427 shares as to which certain executive officers not named above have shared voting and investment power; and 3,916 shares under contract pursuant to the Company's Employee Stock Purchase Plan.

The percentage of shares of outstanding common stock of the Company, including options exercisable within 60 days of December 31, 1998, beneficially owned by all directors and executive officers as a group is approximately 2.5%. The percentage of such shares beneficially owned by any director or nominee does not exceed 1%.
                         ------------------------------

         The following table sets forth certain information regarding the only known beneficial owner of more than 5% of the Company's common stock as of December 31, 1998.

                            Name and Address                         Amount and Nature      Percent
                           of Beneficial Owner                    of Beneficial Ownership   of Class
                           -------------------                    -----------------------   --------
         Capital Research and Management Company................        53,699,940(a)         8.5%
         333 South Hope Street
         Los Angeles, California 90071

         (a) As reported in its Schedule 13G dated February 11, 1999, Capital Research and Management Company, through its role as investment adviser to several investment companies, may be deemed to be the beneficial owner of these shares with sole dispositive power.

BOARD MEETINGS AND COMMITTEES; COMPENSATION OF DIRECTORS

         During 1998, the Board of Directors met eleven times and took two actions by unanimous written consent. All incumbent directors attended 75% or more of the aggregate meetings of the Board and of the Board Committees on which they served during the period they held office in 1998 except that, due to unavoidable circumstances, Dr. Heyssel attended four meetings less than 75% of such meetings. A description of each Committee and its current membership follows.

         DIVIDEND COMMITTEE

              Members: Messrs. Peters and Robson

         The Dividend Committee was established in December 1997 and has the powers of the Board in declaring dividends in fiscal quarters in which the Board does not meet. The Dividend Committee took two actions by unanimous written consent during 1998.

         EXECUTIVE COMMITTEE

              Members: Mr. Shapiro, Chair; Mrs. King and Dr. Leder

         The Executive Committee has the powers of the Board in directing the management of the business and affairs of the Company in the intervals between meetings of the Board (except for certain matters otherwise delegated by the Board, or which by statute, the Company's Certificate of Incorporation or by-laws are reserved for the Board). The Executive Committee meets infrequently. The Executive Committee did not meet during 1998. Actions of the Executive Committee are reported at the Board's next regular meeting.

         FINANCE COMMITTEE

              Members: Mr. Reed, Chair; Messrs. Kantor, Peters, and Robson

         The Finance Committee is composed of non-employee directors who are "independent" of management as required by the rules of the New York Stock Exchange and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment. The Finance Committee reviews and monitors the Company's internal accounting controls, financial reports, accounting practices, and the scope and effectiveness of the audits performed by the independent auditors and internal auditors. The Finance Committee also recommends to the full Board the appointment of the Company's principal independent auditors and approves in advance all significant audit and non-audit services provided by such auditors. The Finance Committee discusses audit and financial reporting matters with representatives of the Company's financial management, its internal auditors, and its principal independent auditors. The internal auditors and the principal independent auditors meet with the Finance Committee, with and without management representatives present, to discuss the results of their examinations, the adequacy of the Company's internal accounting controls, and the quality of the Company's financial reporting. The Finance Committee reviews and monitors the Company's financial planning and structure to ensure compatibility with the Company's requirements for growth and sound operation. The Finance Committee provides advice regarding the worldwide financing programs of the Company and specific financing plans as requested by management. The Finance Committee makes recommendations to the Board of Directors concerning the increase or retirement of debt, issuance and repurchase of capital stock, foreign currency management, dividend policy and commercial and investment banking relationships. The Finance Committee also appointed, and receives periodic reports from, a management committee which approves the actuarial assumptions and annual contributions for certain pension and benefit plans ("Plans"), selects trustees and investment managers for the Plans, and establishes policies for the approval of related pension trust agreements and other funding instruments. Although the professional trustees and investment managers have primary investment responsibility with respect to these funds, the Finance Committee and its appointed management committee monitor the investment performance of the Plans and the investment managers. The Finance Committee met eight times in 1998.

         PEOPLE COMMITTEE

              Members: Mr. Ruckelshaus, Chair; Mrs. King and Dr. Leder

         The People Committee, composed of non-employee directors, recommends to the Board the establishment and modification of the Company's management incentive plans. The People Committee also administers and interprets the Company's management incentive plans and approves the establishment, modification, and termination of other executive compensation plans and agreements. The People Committee has delegated authority to a compensation committee composed of senior management to make grants and awards under the incentive plans and to approve and administer other compensation plans for all employees except executive officers. The People Committee also reviews plans for executive succession, determines the salaries of all executive officers of the Company, and monitors the Company's performance as it affects employees, including issues such as diversity and morale. At its meeting in February 1999, the People Committee approved the director nominees in this Proxy Statement for submission to the Board. In addition, the People Committee considers candidates for the Board in case of retirements or other vacancies. The People Committee also develops internal criteria for the selection of non-employee directors and criteria by which an evaluation of all nominees is made. In performing its responsibilities, the People Committee consults with the Chairman of the Board. This Committee will consider shareowner nominations, which should be submitted in writing by year-end to the Company's Secretary. The People Committee met seven times in 1998.

         PUBLIC POLICY COMMITTEE

              Members: Mrs. King, Chair; Messrs. Kantor, Peters, and Ruckelshaus

         The Public Policy Committee reviews and monitors the Company's performance as it affects communities, customers, and the environment. The Public Policy Committee also identifies and investigates emerging issues that will affect the Company's impact on society. The Public Policy Committee met six times in 1998.

         SCIENCE AND TECHNOLOGY COMMITTEE

              Members: Dr. Leder, Chair; Messrs. Reed and Robson

         The Science and Technology Committee reviews and monitors the Company's science and technology initiatives in areas such as information technology, technological programs, pharmaceuticals, research, and agricultural biotechnology. The Science and Technology Committee also identifies and investigates significant emerging science and technology issues. The Science and Technology Committee met five times in 1998.

SPECIAL COMMITTEE (MERGERS AND ACQUISITIONS)

     Members: Mr. Shapiro, Chair; Mrs. King, Dr. Leder, Messrs. Robson and Ruckelshaus

On April 24, 1998, the Special Committee of the Board Regarding Agricultural Biotechnology Matters was disbanded and its authority was transferred to its successor, the Special Committee (Mergers and Acquisitions). In the restructuring, the Special Committee's authority was expanded from mergers and acquisitions activity related to agricultural biotechnology to include all merger and acquisition activity of the Company. The Special Committee is authorized to review and approve acquisitions by the Company of assets or securities or other business combination transactions, outlicensing of technologies or contributions of capital or loans to third parties, either directly or indirectly, so long as such transactions do not exceed $2 billion. The Special Committee also was given the power to authorize the issuance of debt and equity securities of the Company in connection with one or more transactions. Neither the Special Committee of the Board Regarding Agricultural Biotechnology Matters nor the Special Committee (Mergers and Acquisitions) met in 1998. Actions of the Special Committee are reported at the Board's next regular meeting.

DIRECTORS' FEES AND OTHER ARRANGEMENTS

In order to more closely align the interests of Company's directors with its shareowners, the Company redesigned its director compensation program during 1997. The following is a description of the current director compensation program. Employee directors do not participate in the director compensation program.

During 1997, the Board eliminated Board and Board Committee retainers, suspended grants of restricted stock, terminated the director retirement plan with respect to currently active non-employee directors, and closed the charitable contribution program to new participants. Non-employee directors who would have been entitled to receive a grant of restricted stock in 1997 were paid the pro rata value of such shares in cash for the period beginning on the date the grant would have been made and ending on the effective date of the new director compensation program. Non-employee directors were given a choice of receiving their vested benefits under the retirement plan in a lump sum payment or in deferred payments. Non-employee directors who elect to defer payments could choose to have such deferred amounts credited to either a cash balance account which accrues interest at the Moody's Baa Bond Index Rate (the "Moody's Bond Rate") or a stock unit account with the value of each stock unit equal to a share of the Company's common stock.

Non-employee directors now receive annual compensation having an anticipated total annual value of $90,000 ($100,000 for directors who serve as Chair of a Board Committee), reduced to take account of the previously granted restricted stock earned by certain directors. One-half of this amount is in the form of stock options to purchase shares of the Company's common stock. Each director may elect the form of the other half of compensation, choosing any combination of additional options, cash paid currently, deferred cash, common stock that is subject to forfeiture if the director does not complete his or her term, or common stock the delivery of which is deferred. Each director makes this election at the beginning of each term for which he or she is elected.

The number of options granted as compensation to each director is determined in accordance with the Black-Scholes option valuation method used for employee option grants, with an exercise price equal to the value of a share of the Company's common stock on the date of grant. Options granted for a term will vest in pro rata installments on the day before each Annual Meeting of Shareowners during that term. After vesting, options will generally be exercisable until the tenth anniversary of the date of grant. When a director's service as a director of the Company ends, any unvested options will be forfeited automatically.

The portion of his or her compensation, if any, which a director elects to receive in cash is paid on a pro rata basis throughout the director's term. Deferred cash will accrue interest at an interest rate equal to the average Moody's Bond Rate for the prior calendar year until it is paid either in a lump sum or in installments after the director's service as a director terminates.

A director who elects to receive a portion of Board compensation in restricted stock will be issued the number of shares of the Company's common stock having a value, as of the first day of the term to which the compensation relates, equal to such portion. Restricted stock will be forfeitable and nontransferable until it vests in pro rata installments on the day before each Annual Meeting of Shareowners during the term. The portion, if any, of director compensation that a director elects to receive in deferred stock will be provided by crediting a stock unit account maintained by the Company for the director with a number of stock units representing hypothetical shares of the Company's common stock having a value, as of the first day of the term to which the compensation relates, equal to such portion. Stock units are paid in shares of the Company's common stock either in a lump sum or in installments after the director's service as a director terminates. Whenever the Company declares a dividend or other distribution with respect to its common stock, deferred stock accounts will be credited with additional stock units equal to the number of shares of the Company's common stock having a value equal to the dividend or other distribution that the director would have received had the stock units on the record date of such dividend or other distribution been shares of the Company's common stock.

EXECUTIVE COMPENSATION

STOCK PRICE PERFORMANCE GRAPH

The graph below compares total shareowner return on the Company's common stock (assuming reinvestment of dividends) with the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of a peer group. Because the Company is involved in agricultural, pharmaceutical and food businesses, no published peer group accurately mirrors the Company's portfolio of businesses. Accordingly, in 1997 the Company created a peer group index that includes Bayer AG ADR, Dow Chemical Company, DuPont (E.I.) de Nemours and Company, Hoechst AG, Novartis AG, Rhone-Poulenc S.A., and Zeneca Group PLC. The peer group index reflects the separate performance of Ciba-Geigy AG and Sandoz AG, prior to their merger pursuant to which Novartis AG was formed in December 1996. These indices are included for comparative purposes only and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the stock involved, and are not intended to forecast or be indicative of possible future performance of the Company's common stock. The graph takes into account the distribution by the Company to its shareowners of the common stock of the Company's chemical business, subsequently incorporated as Solutia Inc. ("Solutia"), by assuming that the shares of Solutia were sold on September 1, 1997, the effective date of the distribution, and the proceeds immediately reinvested in shares of the Company's common stock.

                          TOTAL RETURN TO SHAREOWNERS

                                      LOGO
                                                SOURCE: GEORGESON & COMPANY INC.

------------------------------------------------------------------------------------------------------------
                              31-DEC-93    31-DEC-94    31-DEC-95    31-DEC-96    31-DEC-97    31-DEC-98
------------------------------------------------------------------------------------------------------------
 Monsanto Co.                   $100         $ 99         $178         $287         $343         $389
------------------------------------------------------------------------------------------------------------
 S&P 500(R)                     $100         $101         $139         $171         $229         $294
------------------------------------------------------------------------------------------------------------
 Peer Group Index               $100         $105         $140         $208         $271         $297
------------------------------------------------------------------------------------------------------------

REPORT OF THE PEOPLE COMMITTEE ON EXECUTIVE COMPENSATION

Policies and Objectives

The People Committee of the Board of Directors sets pay for executive officers, administers the Company's incentive plans, and makes awards to executive officers under these incentive plans (as explained at page 7 above). The purpose of these plans and the objectives of the Committee are to:

- focus management on business performance that creates shareowner value;

- recognize the contribution of each business unit to shareowner value;

- build an ownership mentality throughout the Company;

- encourage innovative approaches to the business;

- reward for results rather than on the basis of seniority, tenure, or other entitlement;

- continue the emphasis on variable incentive compensation versus fixed or base pay, particularly for senior executives; and

- create an environment that encourages exceptional performance with an opportunity for higher reward.

In order to further these objectives, the compensation programs for all Company executives include three components: (1) base pay, (2) an annual incentive program, and (3) a long-term incentive program. In November 1995, base salaries for the current executives named in the Summary Compensation Table on page 15 and other senior executives were set at what was then about the 75th percentile of competitive companies to reflect the Company's performance expectations for its managers. At that time salaries were frozen by the Committee for a three to four year period, except to recognize increased responsibility or major changes in competitive pay levels. During 1998, base salaries were increased for some executives when responsibilities were changed.

Annual bonus opportunities are communicated to participants at the outstanding award level for outstanding performance. When annual bonuses are paid at outstanding, total cash compensation (base salary and bonus) is at the 90th percentile or higher of the market. Long-term compensation consists of stock options, including premium stock options for executives. Levels of compensation at competitive companies are derived from compensation surveys provided by independent consultants covering several hundred pharmaceutical, food, and other manufacturing companies (adjusted for company size differentials).

Incentive Programs

Annual Incentive Program. The Annual Incentive Program provides for cash awards to be determined shortly after the end of the year being measured. These annual awards depend upon achievement of goals set at the beginning of the year for the Company (for corporate executives) and for the respective business units (for unit executives), the individual's level of responsibility, and the individual's personal performance.

For corporate executives, including the Chief Executive Officer, the principal annual goals for the years 1996 and 1997 were set in terms of Company net income. In 1998, outstanding performance goals were set based on the Company's net income goal, with a potential reduction based on the level of achievement of Economic Value Added ("EVA"*) and non-financial goals. EVA is determined by taking net operating profit after tax and subtracting a charge for the capital used to generate that profit. The non-financial goals included new global product launches, development of new products, and integration of newly acquired companies. The actual award was then determined based on actual results measured against these goals. The Committee was also permitted to reduce the maximum incentive award based on the results of four additional factors: performance compared to competitors (measured by such criteria as total shareowner return, earnings per share, and return on equity), the impact of the general economy, the balance achieved between long- and

---------------

* EVA is a trademark of Stern Stewart & Co.

short-term objectives, and the motivational impact of the award. A comparable procedure based on unit net income, EVA, and non-financial goals has been used for awards to business unit executives.

The Annual Incentive Program for 1998 was designed to focus on the achievement of key goals for the Company in its first full year as a life sciences business. A common design for base salary, annual and long-term incentive plans was implemented for all people worldwide. The focus of pay is on total compensation. The base pay component is designed to reflect the market value of the individual's role. The annual incentive opportunity recognizes the annual performance of the Company, an individual's business unit or staff group, and the individual's personal performance. The annual incentive opportunity is communicated at the outstanding award level for outstanding performance. In 1998, the annual incentive awards were paid all in cash. No portion of the annual opportunity was converted to performance stock options. The long-term incentive opportunity for each individual is a percent of base salary which is converted to stock options using a modified Black-Scholes valuation method. Stock options for executives are described below. Stock options for management (approximately 3,600 people) are performance stock options and vest on the basis of performance for the three year period 1998 through 2000. Stock options for all other non-management employees are granted periodically and become exercisable three years after grant.

Long-term Compensation. For the period 1997 through 1999, long-term compensation for the Chief Executive Officer, other corporate executives, and business unit presidents consists of two separate programs designed to increase the alignment of long-term compensation with shareowner value. The first program is the premium-priced options granted in April 1996 to designated executives, including the Chief Executive Officer. A limited number of other executives were subsequently included in the plan during 1997 and 1998. In addition, some executives received additional grants when responsibilities increased. Eighty percent of these options could be exercised only if the Company's stock price met or exceeded three specific price targets which were higher than the fair market value at the time of grant for a period of ten consecutive trading days and did so within prescribed times. The options can be exercised only at or above the target stock prices. Thus, shareowners must realize significant returns on their investment before executives receive gains on their options. Targets set in April 1996 at $31.89 per share, $36.45 per share, and $41.01 per share (the targets have been adjusted to reflect the spin-off of the Company's chemicals business), although aggressive when set, have already been met. For those executives added to the program in 1998, certain targets have not yet been met. Each five dollar increment in target price represents an increase in shareowner value of approximately $3 billion. The options must be held for a minimum of one year before they can be exercised. The remaining 20% of the options were granted at the fair market value at the time of grant and are now vested.

The second program is the Monsanto Executive Stock Purchase Incentive Plan approved by shareowners in 1996. This program encourages stock ownership and creates an environment in which the executive takes higher risks with an opportunity for higher reward. Under this plan, the Chief Executive Officer, other corporate executives, and business unit presidents purchased the number of shares of Company common stock specified in their purchase award at fair market value on the specified purchase date with the proceeds of a full-recourse loan obtained from the Company. These executives are eligible to receive a deferred cash incentive award limited by the amount of the full-recourse loan plus accrued interest. The cash incentive award must be applied to repay the loan. Two-thirds of this award is based on the Company's common stock performance relative to the performance of the common stock of corporations in the Standard & Poor's Industrials. This basis of comparison means that for the executives to be rewarded, the Company must perform well when compared with approximately 400 companies, not just the seven companies currently in the peer group index contained in the performance graph on page 10. The other one-third of this award is based upon continued service with the Company and positive cumulative net income. None of the performance-based portion of the incentive is paid unless the total return to the Company's shareowners for the period of the executive's participation in the plan is at or above the total shareowner return of companies at the 50th percentile of the Standard & Poor's Industrials. For maximum incentives, the Company's total shareowner return must be at or above the 75th percentile. Under this plan, executives share in both the upside and downside potential inherent in stock ownership as do shareowners. Thus, the Company's stock must perform well for all shareowners in order for executives to receive the full benefit of the plan.

The Committee also makes infrequent grants of restricted stock to individual executives to motivate achievement of particular business objectives or to hire or retain those individuals. None of the named executives received restricted stock grants in 1998. One newly employed executive received a restricted stock grant as part of his employment offer. Additional option grants may be made to reflect increased responsibility or a shift from a business unit to corporate responsibilities.

1998 Compensation for the Chief Executive Officer

Mr. Shapiro's 1998 salary, which was set at $800,000 in November 1995, remained at that level, consistent with the salary freeze described above.

In February 1997, the Committee replaced 30% of Mr. Shapiro's annual incentive opportunity at the outstanding performance level with performance stock options. The remaining 70% of Mr. Shapiro's annual incentive opportunity was paid in cash. Additional performance stock options were granted which vest based on performance against an EVA goal set at the outstanding level for the Company. The total number of shares subject to these two option grants was 79,811.

Based on the Company's 1997 performance, the Committee vested 41,183 of Mr. Shapiro's performance stock options. A total of 6,704 performance stock options did not vest based on 1997 performance. Based on 1998 performance, the Committee vested 3,352 performance stock options (50%) of the 6,704 options. Because the Company did not achieve its outstanding level for the EVA goal in 1997, options based on the EVA goal were not vested and will therefore not become exercisable until the ninth anniversary of the grant.

The Committee approved an annual incentive award of $800,000 for Mr. Shapiro for 1998. This award is one-half of the 1998 annual outstanding incentive opportunity for Mr. Shapiro. In making the award, the Committee considered Mr. Shapiro's request that his award be reduced to reflect the termination of the proposed merger with American Home Products Corporation. Performance against other goals established by the Committee was near outstanding. Net income, excluding unusual charges, was just below outstanding. Performance against three-year non-financial goals (such as the launch of new products, including Celebrex(R), and the acquisition of new companies) was high. Each of the business units' performance was near the outstanding performance level. In making the award, the Committee also considered total return to shareowners and performance compared to competitors.

1998 Compensation For Other Executives

The payment of cash awards and the vesting of performance stock options for the other named corporate executives were based on the same factors as for Mr. Shapiro. The number of options granted to corporate executives and business unit presidents was consistent with a schedule determined by job responsibilities. The executives who were granted premium-priced options for the three-year performance period 1997 through 1999, including the Chief Executive Officer and all of the other named executive officers, received significantly larger grants than in past years because of the enhanced risk inherent in options that can be exercised only at prices well above the fair market value at the time of grant. All of the named executive officers, including the Chief Executive Officer, have been granted purchase awards under the Monsanto Executive Stock Purchase Incentive Plan. Together, the premium priced options and the purchase awards are designed to achieve a long-term compensation opportunity above the 75th percentile for senior executives in comparable positions in other companies.

Premium Option Purchase Program

In order to further align the interests of the Company's senior management with the interests of shareowners, the People Committee adopted a premium stock option purchase program in 1998. The program was terminated in June 1998 before it was fully implemented to avoid jeopardizing pooling of interests accounting treatment in the then proposed merger with American Home Products Corporation. In 1999, the Committee intends to reinstate the program, subject to shareowner approval of shares necessary to implement the program. Shares available for this program in 1998 are now subject to options granted to new hires necessary to launch new products, including Celebrex(R), and for people in newly acquired companies. Under this program, the People Committee intends to offer approximately 15 to 20 members of senior management, including all of the executive officers, an opportunity to purchase premium stock options from the Company at 50% of the options' Black-Scholes value. Executives may purchase the options with cash or through base salary or bonus reduction over a four year period. The option exercise price will be $75, which means that the price of Company common stock will have to increase to more than $75 plus the option purchase price before the premium options have any value. The options will expire if the premium stock price of $75 is not achieved within five years. Executives who elect to commit at least 10% of their base salary to this program will also receive a premium option grant in 1999, representing competitive long-term compensation for the year 2000. These premium options will also have a $75 exercise price. Executives who decline to participate in the premium option purchase program will not receive a premium option grant until the year 2000. The shares to be used for this program will be issued under the Monsanto Management Incentive Plan of 1996 if the Company's shareowners approve the request for additional shares for this program as outlined on page 20. The People Committee believes that permitting executives to purchase options that have no value unless the Company's stock appreciates significantly is a powerful and aggressive mechanism to reward executives for increasing shareowner value.

Increasing Shareowner Value

The Committee has established annual and long-term compensation designed to encourage executives to significantly increase shareowner value. Annual incentive compensation is based on net income, balance sheet metrics, and key performance indicators, all of which affect shareowner value. Long-term compensation is closely tied to providing outstanding returns for shareowners. In 1996, the shareowners approved two long-term incentive plans which authorize the premium option grants and executive stock purchases described on pages 12 and 13. Aggressive stock price targets were set when the premium options were granted. Shareowner value has increased significantly and executives now have significant gain on their premium options and the performance stock options previously granted. In addition to the options having value, the purchased stock has increased in value. The new premium stock option purchase program recommended for implementation in 1999 is also designed to reward executives for increasing shareowner value.

Deductibility of Compensation

The Committee is complying with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to options and annual and long-term incentive programs, as well as the limits approved by the Company's shareowners, in order to avoid losing the deduction for compensation in excess of $1 million paid to one or more of the executive officers named in the Summary Compensation Table.

Management Stock Ownership Requirements

The Committee and management also believe that an important adjunct to an incentive program is significant stock ownership by the senior executives. Accordingly, the Committee has implemented stock ownership requirements for approximately 15 to 20 executives. Stock ownership requirements are five times base salary for the Company's top management group (currently six including the Chief Executive Officer) and three times salary for the other senior executives. Unexercised stock options and shares received under Company benefit plans or as restricted shares (other than by newly hired executives) are not counted in satisfying these requirements. Shares purchased pursuant to the Monsanto Executive Stock Purchase Incentive Plan do count towards these requirements. Current senior executives must meet stock ownership requirements by December 31, 2000.

                                                                PEOPLE COMMITTEE
                                                   William D. Ruckelshaus, Chair
                                                               Robert M. Heyssel
                                                               Gwendolyn S. King
                                                                    Philip Leder

                                                               February 25, 1999

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the People Committee is or has been an officer or employee of Company. However, Dr. Leder provides consulting services and the benefit of his considerable professional skills, knowledge, experience, and judgment in areas of interest to the Company, particularly in the field of biological sciences. In 1998, Dr. Leder received $131,450 under his consulting agreement with the Company.

SUMMARY COMPENSATION TABLE

                                                                                       Long Term Compensation
                                                                              -----------------------------------------
--------------------------Annual-Compensation-------------------------------------------Awards-----------------Payouts-
         (a)             (b)          (c)            (d)           (e)                           (g)             (h)
                                                                  Other          (f)          Securities
                                                                 Annual       Restricted        Under-
      Name and                                                   Compen-        Stock           lying           LTIP
      Principal                                                  sation         Awards         Options         Payouts
      Position           Year      Salary($)      Bonus($)       ($)(1)          ($)             (#)             ($)
      ---------          ----      ---------      --------       -------      ----------      ----------       -------
R. B. Shapiro            1998       800,000         800,000        --           0                 0               0
Chairman, CEO            1997       800,000         965,000      69,466         0                79,811         750,365(2)
  and Director           1996       800,000       2,120,000        --           0             2,950,000           0
R. U. De Schutter        1998       600,000         810,000        --           0                 0               0
Vice Chairman of         1997       525,000         700,000        --           0               460,391       6,757,745(3)
  the Company and        1996       500,000         806,000        --           0               350,000           0
  Chairman and CEO
  G.D. Searle & Co.
N. L. Reding (5)         1998       600,000         770,000        --           0                 0               0
Vice Chairman of         1997       571,667         640,000        --           0                35,965         475,823(2)
  the Company            1996       515,000         944,200        --           0               800,000           0
R. W. Reynolds           1998       600,000         770,000        --           0                 0               0
Vice Chairman of         1997       533,333         680,000       1,228         0               136,578         321,275(2)
  the Company            1996       400,000         267,800        --           0               600,000           0
H. A. Verfaillie         1998       600,000         810,000        --           0                 0               0
President                1997       566,667         645,000        --           0                34,917         979,000(2)
                         1996       500,000         940,000        --           0               800,000           0


---------------------  ---------
         (a)
                          (i)
                       All Other
      Name and          Compen-
      Principal         sation
      Position          ($)(4)
      ---------        ---------
R. B. Shapiro           101,070
Chairman, CEO           171,624
  and Director           89,709
R. U. De Schutter        60,236
Vice Chairman of         66,339
  the Company and        50,856
  Chairman and CEO
  G.D. Searle & Co.
N. L. Reding (5)         83,464
Vice Chairman of         94,433
  the Company            51,135
R. W. Reynolds           70,314
Vice Chairman of         88,507
  the Company            50,488
H. A. Verfaillie         72,439
President                96,146
                         61,633

NOTE: Information regarding shares and options reported in this table and in succeeding tables has been adjusted to reflect the 5-for-1 stock split in 1996 and the spin-off of the Company's chemicals business in 1997.

(1) Applicable regulations set reporting levels for certain non-cash compensation. The 1997 amount for Mr. Shapiro includes $53,891 for personal use, as directed by resolution of the Board of Directors, of Company aircraft, and other perquisites totaling $15,575. The 1997 amount for Mr. Reynolds includes $1,228 for reimbursement of taxes related to termination of the Monsanto Company Employee Benefits Trust.

(2) The annual incentive program for the years 1994 through 1996 was designed to encourage sustained performance by withholding a percentage of each annual award (15% of the 1994 award and 30% of the awards for each of 1995 and 1996) and, for certain employees working in selected business units, including Mr. Verfaillie, a cash long-term incentive opportunity. These amounts were adjusted upward or downward based on sustained performance during the three-year period. The amounts shown represent the March 1997 payment of the withheld amounts after application of the sustained performance adjustment.

(3) Prior to February 1997, Mr. De Schutter participated in the Searle Phantom Stock Option Plan of 1986 ("Searle Phantom Plan"), which gave participants the opportunity to receive the appreciation in the value of a hypothetical share of the common stock of G.D. Searle & Co. ("Searle"), now a wholly-owned subsidiary of the Company. Such "shares" represented units of valuation created solely for purposes of measuring the increase, if any, in the value of Searle as determined by using such factors and methods as deemed appropriate, including analyses by independent investment bankers. Options to receive the appreciation in the value of these units were granted for a ten-year period. In February 1997, the Executive Compensation and Development Committee decided to terminate the Searle Phantom Plan and to credit Mr. De Schutter and other active participants with a combination of cash and options on Company common stock representing current and anticipated future appreciation of the units. The amount shown represents payment of $1,495,000 in cash, $2,445,000 in deferred cash (deferred to avoid losing the compensation deduction under Section 162(m) of the Code), and the value of 227,474 Company stock options, with an exercise price equal to the fair market value per underlying share on the date of grant, paid to Mr. De Schutter in cash in connection with the termination of the Searle Phantom Plan, plus $403,848 in payment of the withheld amounts, after application of the sustained performance adjustment, as discussed in footnote 2 to this Summary Compensation Table.

(4) Amounts shown for 1998 include contributions to thrift/savings plans as follows: Mr. Shapiro, $94,290; Mr. De Schutter, $34,020; Mr. Reding, $61,165; Mr. Reynolds, $60,816; and Mr. Verfaillie, $61,110; split dollar life insurance premiums paid as follows: Mr. Shapiro, $6,634; Mr. De Schutter, $26,070; Mr. Reding, $22,153; Mr. Reynolds, $9,352; and Mr. Verfaillie, $11,183; and costs for executive travel accident plans for each of Messrs. Shapiro, De Schutter, Reding, Reynolds and Verfaillie of $146.

(5) Mr. Reding retired from the Company as of December 31, 1998.

OPTION GRANTS IN 1998

                          Individual Grants                              Grant Date Value
----------------------------------------------------------------------   ----------------
       (a)             (b)           (c)                       (e)             (f)
                    Number of     % of Total       (d)
                   Securities      Options      Exercise
                   Underlying     Granted to     or Base                    Grant Date
                     Options     Employees in     Price     Expiration    Present Value
      Name         Granted (#)   Fiscal Year    ($/Share)      Date            ($)
      ----         -----------   ------------   ---------   ----------    -------------
R. B. Shapiro           0            N/A           N/A         N/A             N/A
R. U. De Schutter       0            N/A           N/A         N/A             N/A
N. L. Reding            0            N/A           N/A         N/A             N/A
R. W. Reynolds          0            N/A           N/A         N/A             N/A
H. A. Verfaillie        0            N/A           N/A         N/A             N/A

AGGREGATED OPTION EXERCISES IN 1998 AND OPTION VALUES ON DECEMBER 31, 1998

       (a)             (b)          (c)             (d)                 (e)
-----------------  -----------   ----------   ----------------   ------------------
                                                 Number of
                                                 Securities           Value of
                                                 Underlying         Unexercised
                                                Unexercised         In-the-Money
                     Shares                      Options At          Options at
                   Acquired on     Value       FY-End (#)(2)       FY-End ($)(2)
                    Exercise      Realized      Exercisable/        Exercisable/
      Name             (#)         ($)(1)      Unexercisable       Unexercisable
      ----         -----------    --------     -------------       -------------
R. B. Shapiro        590,000     18,041,610   2,631,048/38,628   36,941,585/554,312
R. U. De Schutter    117,000      3,304,199     919,959/15,432   14,100,380/221,449
N. L. Reding         514,670     20,837,317        1,719,295/0         42,316,887/0
R. W. Reynolds             0              0   1,041,673/13,520   20,429,526/194,012
H. A. Verfaillie      64,000      2,559,238   1,362,908/16,899   30,534,283/242,501

(1) The amounts in column (c) reflect the value of shares received on the exercises of options granted up to ten years ago at fair market values ranging from $8.07 to $27.64. Mr. Shapiro and Mr. Verfaillie continue to hold all of the shares received from these option exercises, other than shares sold to pay the option exercise price and anticipated taxes related to the exercise. Mr. De Schutter substantially increased his ownership of Company stock as a result of the exercise of these options.

(2) Unexercised options shown in columns (d) and (e) reflect grants received over an extended period of time.

LONG-TERM INCENTIVE PLANS--AWARDS IN 1998

There were no long-term incentive awards to the named executive officers in 1998.

PENSION PLAN

The named executive officers (as well as other employees of the Company) are eligible for retirement benefits payable under the Company's tax-qualified and non-qualified defined benefit pension plans. Effective January 1, 1997, the defined benefit pension plans for the Company, Searle and The NutraSweet Company, a wholly owned subsidiary of the Company ("NutraSweet"), were changed and merged. The amended and merged defined benefit pension plan consists of two accounts: a "Prior Plan Account" and a "Cash Balance Account."

The opening balance of the Prior Plan Account was the lump sum value of the executive's December 31, 1996 monthly retirement benefit earned prior to January 1, 1997 under the old defined benefit pension plans described below, calculated using the assumption that the monthly benefit would be payable at age 55 with no reduction for early payment. The formula used to calculate the opening balance for employment with the Company was the greater of 1.4% (1.2% for employees hired by the Company on or after April 1, 1986) of average final compensation multiplied by years of service, without reduction for Social Security or other offset amounts, or 1.5% of average final compensation multiplied by years of service, less a 50% Social Security offset. Average final compensation for purposes of determining the opening balance was the greater of (1) average compensation received during the 36 months of employment prior to 1997 or (2) average compensation received during the highest three of the five calendar years of employment prior to 1997. The annual normal retirement benefits under the Searle and NutraSweet pension plans used to determine the opening balance for employment with Searle or NutraSweet was (1) 1.8% of average compensation (the average compensation for the highest consecutive 60 of the last 120 months of employment preceding 1997) multiplied by years of service (up to a maximum of 30 years) less (2) 1.67% of estimated annual Social Security benefits at age 65 multiplied by years of service (up to a maximum of 30 years).

For each year of the executive's continued employment with the Company, the executive's Prior Plan Account will be increased by 4% to recognize that prior plan benefits would have grown as a result of pay increases.

For each year that the executive is employed by the Company after 1996, 3% of annual compensation in excess of the Social Security wage base and a percentage (based on age) of annual compensation (salary and annual bonus) will be credited to the Cash Balance Account. The applicable percentages and age ranges are: 3% before age 30, 4% for ages 30 to 39, 5% for ages 40 to 44, 6% for ages 45 to 49, and 7% for age 50 and over. In addition, the Cash Balance Account of executives who earned benefits under the Company's old defined benefit pension plan will be credited each year (for up to 10 years based on prior years of service with the Company), during which the executive is employed after 1996, with an amount equal to a percentage (based on age) of annual compensation. The applicable percentages and age ranges are: 2% before age 30, 3% for ages 30 to 39, 4% for ages 40 to 44, 5% for ages 45 to 49, and 6% for age 50 and over.

The estimated annual benefits payable as a single life annuity beginning at age 65 (assuming that each executive officer remains employed by the Company until age 65 and receives 4% annual compensation increases) are as follows: Mr. Shapiro, $750,509; Mr. De Schutter, $802,842; Mr. Reding, $885,729; Mr.
Reynolds, $702,985; and Mr. Verfaillie, $695,783.

Mr. Shapiro will be provided supplemental retirement benefits to recognize his experience prior to employment by the Company. Subject to certain service requirements, the Company will provide Mr. Shapiro with supplemental retirement benefits equal to 12% of average final compensation. The supplemental retirement benefits vest immediately in the event of a change of control of the Company. The estimated annual supplemental benefits payable to Mr. Shapiro upon retirement at age 65 are $247,903. Mr. Shapiro will also receive the same Company contribution to the retiree medical plan as an eligible retiree with 30 years of service. The value of his benefits will be determined at retirement based on age, the premium paid for medical coverage, and projected premium cost increases.

         If the total of the benefits payable to Mr. De Schutter under the Company's defined benefit pension plans described above do not equal the benefit Mr. De Schutter would have received if all his service had been with the Company, he will be provided supplemental retirement benefits in an amount equal to the benefits he would have received under the Company's plans had all his years of service been with the Company, less the benefits provided by the Searle plans. It is estimated that there will be no annual supplemental benefit payable to Mr. De Schutter if he retires at age 65.

         In addition to the retirement benefits for Mr. Verfaillie based on his years of service as a Company employee in the U.S., Mr. Verfaillie is also eligible for regular retirement benefits based on his years of service as an employee outside the U.S. In addition, he participates in the Company's regular, non-qualified pension plan designed to protect retirement benefits for employees serving in more than one country. However, his total retirement benefits from the combined plans when considering his total service are expected to be generally comparable to the benefits described in this section.

         CERTAIN AGREEMENTS

         The Company has entered into Change of Control Employment Agreements with each of the executive officers who are named in the Summary Compensation Table and certain other key executives. Each such Change of Control Employment Agreement becomes effective upon a "change of control" of the Company (as defined in the Change of Control Employment Agreement). Each Change of Control Employment Agreement provides for the continuing employment of the executive after the change of control on terms and conditions no less favorable than those in effect before the change of control. If the executive's employment is terminated by the Company without "cause" or if the executive terminates his or her own employment for "good reason" (each as defined in the Change of Control Employment Agreement), the executive is entitled to severance benefits equal to a "multiple" of his or her annual compensation (including bonus) and continuation of certain benefits for a number of years equal to the multiple. The multiple is three for the executive officers who are named in the Summary Compensation Table and two or three for the other executives (or, in either case, the shorter number of years until the executive's normal retirement date). In addition, each of the executive officers who are named in the Summary Compensation Table and the other executives who are entitled to a severance multiple of three is entitled to receive the severance benefits if he or she voluntarily terminates his or her own employment during the 30-day period beginning on the occurrence of certain changes of control. Finally, the executives are entitled to an additional payment, if necessary, to make them whole as a result of any excise tax imposed by the Code on certain change of control payments (unless the safe harbor below which the excise tax is imposed is not exceeded by more than 10%, in which event the payments will be reduced to avoid the excise tax). A cash medical allowance of $15,000 for payment of medical insurance premiums will also be provided to Mr. Verfaillie if he does not qualify for retiree medical coverage.

OTHER INFORMATION REGARDING MANAGEMENT

         TRANSACTIONS AND RELATIONSHIPS

         Mr. Michael Kantor is a partner at the law firm of Mayer, Brown & Platt, which provided services to the Company in 1998 and is providing services to the Company in 1999.

         Mr. John S. Reed is the Chairman and Co-Chief Executive Officer of Citigroup Inc. Salomon Smith Barney, a subsidiary of Citigroup Inc., provided investment banking services to the Company in 1998.

         SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires all Company executive officers, directors, and persons owning more than 10% of any registered class of Company stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. During 1998,

Messrs. Reed and Reynolds were each inadvertently late in filing one Form 4 to report purchases of additional shares of Company common stock.

INDEBTEDNESS

In May 1996, the Company's shareowners approved a plan whereby each of the Company's executive officers received full-recourse, interest bearing loans for the purchase price of Company common stock purchased pursuant to the Monsanto Executive Stock Purchase Incentive Plan ("Executive Plan") described on page 12 of this Proxy Statement. The loans have an eight-year term and accrue interest at the applicable federal rate (as determined pursuant to Section 1274(d) of the Code) on the purchase date for loans of such maturity, compounded annually. Interest is payable prior to maturity to the extent of dividends paid on the purchased shares, with the balance due at the maturity of the loan. The proceeds of the deferred cash incentives awarded during the performance cycle under the Executive Plan must also be applied to prepay the loans. Following such prepayment, the balance of the loans at the end of the performance cycle, together with accrued and unpaid interest thereon, will generally be payable in three equal installments (plus interest) on the first three anniversaries after the end of the performance cycle. The payment of the loan will be accelerated if the executive officer's service is terminated during the performance cycle for any reason other than retirement or following a change of control. In the event of retirement, there is no loan acceleration. In the event of a change of control, the loan must be repaid over a three-year period following such event. The loan may also be prepaid at any time at the executive officer's option.

In addition to the Executive Plan, executive officers may also participate in the Company's Employee Stock Purchase Plan ("Employee Plan"). The Employee Plan is open to all regular full-time and regular part-time employees of the Company for shares of stock they contracted to purchase over a period of months by means of payroll deductions. No interest is charged on loans granted under the Employee Plan.

The following table describes the indebtedness of the executive officers under the Executive Plan, except where otherwise indicated:

                                                                     Greatest Aggregate
                                                                         Amount of              Aggregate Amount of
                                                                      Indebtedness in           Indebtedness as of
                                               Interest Rate                1998                 December 31, 1998
      Name                Year of Loan              (%)                     ($)                         ($)
      ----                ------------         -------------         ------------------         -------------------
R. U. De Schutter         1996/1998             6.36/5.69                1,628,961                    1,628,961
A. W. Donald                 1996                 6.36                     686,923                      686,923
S. L. Engelberg              (1)                   (1)                   1,212,114                    1,205,810(4)
P. J. Fortune                1997                 6.80                   1,113,445                    1,113,445
P. Hochuli                   1996                 6.36                   1,717,306                    1,717,306
R. B. Hoffman                1996                 6.36                   2,232,498                    2,232,498
R. W. Ide III                (2)                   (2)                   1,035,145                      935,153(4)
D. A. Kindl                  1996                 6.22                   1,150,976                    1,150,976
D. L. Morley                 1997                 6.80                     407,463                      407,463
P. Needleman                 1996                 6.36                     686,923                      686,923
N. L. Reding                 1996                 6.36                   2,232,498                    2,232,498
R. W. Reynolds               (3)                   (3)                   2,027,026                    2,025,625(4)
R. B. Shapiro                1996                 6.36                   6,182,303                    6,182,303
H. A. Verfaillie             1996                 6.36                   2,232,498                    2,232,498
M. W. Winkel                 1996                 6.36                     686,923                      686,923

    (1) Mr. Engelberg obtained loans under the Executive Plan in 1996 and 1997, with applicable interest rates of 6.36% and 6.80%, respectively. In addition, Mr. Engelberg obtained no-interest loans under the Employee Plan in 1994 and 1996.

    (2) Mr. Ide obtained a loan under the Executive Plan in 1996, with an applicable interest rate of 6.60%. In addition, Mr. Ide obtained a no-interest loan under the Employee Plan in 1998.

    (3) Mr. Reynolds obtained loans under the Executive Plan in 1996 and 1997 with applicable interest rates of 6.36% and 6.80%, respectively. In addition, Mr. Reynolds obtained a no-interest loan under the Employee Plan in 1998.

    (4) The aggregate amount of indebtedness for Messrs. Engelberg, Ide and Reynolds includes amounts owed under the Employee Plan as of February 2, 1999.

APPROVAL OF 1996 PLAN PROPOSAL (PROXY ITEM NO. 2)

         At the 1996 Annual Meeting of Shareowners, the Company's shareowners approved the adoption of the Monsanto Management Incentive Plan of 1996 (the "1996 Plan"). The 1996 Plan originally authorized up to 46,250,000 shares (as adjusted for stock splits) of Company common stock for grants of non-qualified and incentive stock options, stock appreciation rights, restricted stock awards and bonus stock awards. At the 1997 Special Meeting of Shareowners, the Company's shareowners approved an amendment to the 1996 Plan that increased the maximum number of shares of Company common stock available for grants by 19,000,000 shares to 71,605,350 shares (as adjusted for stock splits). The number of shares authorized is subject to adjustment for stock dividends, stock splits and other changes in capitalization, and the number of shares set forth above reflects the five-for-one stock split in 1996. As of March 1, 1999, approximately 6,611,150 shares of Company common stock remained available for grants under the 1996 Plan, as amended. The Board, upon recommendation of the People Committee, has amended the 1996 Plan, subject to shareowner approval, to authorize 16,000,000 additional shares for future awards (the "1996 Plan Proposal").

         REASONS FOR THE 1996 PLAN PROPOSAL

         Because of the limited number of remaining shares that may be granted under the 1996 Plan, the Board of Directors believes it is appropriate and necessary at this time to authorize additional shares for future awards. Authorization of these additional shares will allow grants to both mid-level and senior management employees in furtherance of the Company's goal of continuing to achieve significant gains in shareowner value and operating results. In particular, additional shares are required to make shares available for the premium option purchase program and to make awards to newly-hired, mid-level and senior management employees of the Company, including employees of newly-acquired seed companies. The Company intends to continue the practice begun in 1993 of linking the exercisability of Company options to the achievement of performance-based targets.

         MATERIAL FEATURES OF THE 1996 PLAN

         The material features of the 1996 Plan are outlined below and are qualified by reference to the terms of the Incentive Plan. The 1996 Plan, as previously amended, was filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1998. Copies of the 1996 Plan, as amended, will be provided to shareowners without charge upon telephone request to (314) 694-4306 or upon written request to Monsanto Company, 800 N. Lindbergh Boulevard, E2ND, St. Louis, Missouri 63167, Attention: Office of the Corporate Secretary. Copies will also be available at the Annual Meeting.

Authorized Shares. The 1996 Plan Proposal would authorize the use of up to 87,605,350 shares of Company common stock (subject to proportional adjustment in the event of a stock split, stock dividend, spinoff or other change in capitalization), an increase of 16 million shares, for grants of non-qualified and incentive stock options, stock appreciation rights, awards of restricted stock and bonus stock awards.

Administration. The 1996 Plan is administered by the People Committee (successor to the Executive Compensation and Development Committee), which is composed of two or more non-employee directors. The People Committee may delegate the administration of the plan except as it relates to those officers subject to the reporting requirements of Section 16(a) of the Exchange Act.

Eligible Employees. The People Committee may grant awards under the 1996 Plan to any officer or other salaried employee of the Company or its subsidiaries or associated companies. In February 1997, awards were made to a group of approximately 3,125 management employees and in 1998, awards were made to a group of approximately 3,600 management employees. In any three-year period, the total number of shares for which awards may be made to any one participant under the 1996 Plan cannot exceed 15% of the total number of shares for which awards may be made under the 1996 Plan.

Company Options. The People Committee establishes the terms and conditions of the options granted under the 1996 Plan, subject to certain limitations relating to the power of the People Committee to delegate administration of the 1996 Plan. Under the 1996 Plan, the exercise price of any option granted must be no less than the fair market value, as defined in the 1996 Plan, of the Company common stock at the grant date (or, in the case of a non-qualified option, such later date as the People Committee shall determine). Subsequent repricing of options to decrease the exercise price is expressly prohibited.

The 1996 Plan permits the People Committee to include various terms in the options in order to enhance the linkage between shareowner and management interests. These include escalation of the option price over the term of the option, permitting participants to deliver shares of Company common stock in payment of the exercise price, offering participants the opportunity to elect to receive a grant of options instead of a salary increase or bonus, offering participants the opportunity to purchase options, and making the exercise or vesting of options contingent upon the satisfaction of performance criteria. The 1996 Plan permits the granting of dividend equivalent units in connection with option grants; none have been granted to date under the 1996 Plan.

The 1996 Plan also provides that the term of any option granted may not exceed ten years and, additionally, may not exceed twelve months following the termination of employment, unless the termination is the result of retirement, death or disability. Employees of the Company who became employees of Solutia in conjunction with the spin-off of the Company's chemicals business in 1997 are not deemed to have terminated their employment for purposes of the 1996 Plan until they have terminated their employment with Solutia.

Options granted under the 1996 Plan are not transferable except by will, the laws of descent and distribution, or, in the case of a non-qualified option, pursuant to a written beneficiary designation, pursuant to a qualified domestic relations order as defined by the Code, or in circumstances permitted under
Section 16 of the Exchange Act. All options may be exercised during the holder's lifetime only by the holder or the holder's guardian or legal representative.

Incentive stock options may be granted provided they meet the requirements of the Code. The Company has not granted, and has no present plans to grant, incentive stock options.

Certain U.S. Federal Income Tax Consequences of Company Options. No taxable income is realized by the participant upon the grant of a non-qualified stock option, and no deduction is then available to the Company. Upon exercise of a non-qualified option, the excess of the fair market value of the shares on the date of exercise over the option price will be taxable to the participant and, subject to the limitations described below, deductible by the Company. The tax basis of shares acquired will be the fair market value on the date of exercise. The participant will realize capital gain or loss upon disposition of the shares.

No taxable income is realized by a participant, and no tax deduction is available to the Company, upon either the grant or exercise of an incentive stock option. If a participant holds the shares acquired upon the exercise of an incentive stock option for more than one year after the stock option exercise and more than two years after the date of the option grant (the "holding period"), the difference between the option price and the amount realized upon the sale of the shares will be treated as capital gain or loss to the participant and no deduction will be available to the Company. If the shares are transferred before the expiration of the holding period, the participant will realize ordinary income, and, subject to the limitations described below, the Company will be entitled to a deduction on a portion of the gain, if any, equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition. Any further gain or loss will constitute capital gain or loss to the participant.

The Company believes that compensation received by participants on the exercise of non-qualified options or the disposition of shares acquired upon the exercise of any incentive stock options will be considered performance-based compensation and thus not subject to the $1 million limit on deductibility of compensation under Section 162(m) of the Code. However, in the event of accelerated vesting of options upon a change of control as described below, a portion of the Company's deduction could, in certain cases, be disallowed under the "excess parachute payment" provisions of Section 280G of the Code.

Participants are responsible for the payment of all withholding taxes due in connection with the exercise or disposition of an option or the vesting of a restricted stock award. The People Committee has provided that all participants may direct the Company to withhold shares to be issued on an option exercise or stock award to satisfy the withholding obligation.

Stock Appreciation Rights. The 1996 Plan authorizes the grant of stock appreciation rights, but generally only in tandem with options. Any stock appreciation right granted must be exercisable only to the same extent as the related options. The People Committee may grant stock appreciation rights in lieu of options to employees who are foreign nationals or are employed by the Company outside the United States, and who are precluded from receiving stock options by virtue of local law, custom or other reason as determined by the Committee. As such, the number of stock appreciation rights outstanding is minimal.

Restricted and Unrestricted Shares. The 1996 Plan authorizes the People Committee to use up to one-half of 1% of the outstanding shares (or approximately 3,153,000 shares as of March 1, 1999) for restricted or unrestricted share grants. The People Committee may set the terms and conditions of restricted stock awards including restrictions against sale, transfer or other disposition, and may make the lapse of such restrictions contingent on the achievement of performance goals. The People Committee also may grant an award of dividend equivalent units in connection with a restricted stock award. In 1998, one award of 25,140 shares of restricted stock was made to an executive officer of the Company who was not a named executive officer in the Summary Compensation Table included herein.

Certain U.S. Federal Income Tax Consequences of Restricted and Unrestricted Shares. The grant of shares that are nontransferable and subject to a substantial risk of forfeiture does not result in the recognition of taxable income to the participant or a deduction to the Company unless the participant makes an election, within 30 days after the grant, to be taxed upon grant. If the participant makes such an election, the participant will recognize taxable compensation income on the date of grant equal to the fair market value of the shares on the date of grant (without regard to the restrictions). If the participant does not make such an election, the participant will recognize taxable compensation income on the date the shares become transferable or no longer subject to a substantial risk of forfeiture (whichever occurs first) equal to the fair market value of the shares on such date. A participant who receives a grant of shares that are non-transferable and/or not subject to a substantial risk of forfeiture will recognize taxable compensation income on the date of grant equal to the fair market value of the shares on the date of grant.

Generally, the Company will be entitled to a compensation deduction when the participant recognizes compensation income with respect to restricted or unrestricted shares, and in the same amount. However, in the case of a participant who is subject to Section 162(m) of the Code at such time (generally, the Chief Executive Officer and the other four highest-paid executives of the Company who appear in the Summary

Compensation Table of the Company's proxy statement), restricted and unrestricted shares granted under the 1996 Plan will not be considered performance-based compensation and hence will not be exempt from the $1 million per-year limitation imposed by Section 162(m) of the Code on compensation deductions for any such individual. As a result, all or a portion of the deduction that the Company would otherwise receive in connection with restricted or unrestricted shares granted to such participants may be disallowed. In addition, in the event of accelerated vesting of restricted shares upon a change of control as described below, a portion of the Company's deduction relating to restricted shares could, in certain cases, be disallowed under the "excess parachute payment" provisions of Section 280G of the Code.

Change of Control. The 1996 Plan specifically authorizes the People Committee to take such action as it determines to be necessary or advisable, and fair and equitable to participants, with respect to options, stock appreciation rights and restricted stock awards in the event of a merger, consolidation, acquisition, sale or transfer of assets, separation, tender or exchange offer or other reorganization in which the Company will not survive as an independent, publicly owned company. Provisions for acceleration of vesting of options and restricted stock in connection with a change of control have been incorporated in grants of options and restricted stock grants under the 1996 Plan. Such accelerated vesting could result in a participant's being considered to receive "excess parachute payments" as defined in Section 280G of the Code, which payments are subject to a 20 percent excise tax imposed on the participant. If so, the participant would be entitled to be made whole for such excise tax under the Company's Excess Parachute Tax Indemnity Plan, and the Company would not be able to deduct the excess parachute payments or any such indemnity payments.

PREMIUM OPTION PURCHASE PROGRAM

In order to further align the interests of the Company's senior management with the interests of shareowners, the People Committee adopted a premium-priced stock option purchase program in 1999, subject to shareowner approval of the increase in the number of authorized shares under the 1996 Plan. If the shareowners adopt the 1996 Plan Proposal, the Company intends to use a portion of the newly authorized shares to allow the grant of premium priced-stock options to the Company's executive officers.

Under the premium-priced stock option program, each of the Company's executive officers (approximately 15 to 20 persons) will be given the opportunity to purchase premium stock options from the Company at 50% of the options' Black-Scholes value. Executives may purchase the options with cash or through base salary or bonus reductions over a period of four years. The option exercise price will be $75 per share. The $75 premium option exercise price means that the price of the Company's common stock will have to increase to more than $75 plus the option purchase price before the premium options have any value.

The purchased premium options will have a term of eight years, but will expire if the $75 premium stock price is not achieved within five years. The premium stock price for an option will be considered met if the fair market value of a share of the common stock of the Company is equal to or greater than the $75 premium exercise price of the option for at least ten consecutive trading days. Executives who elect to commit at least 10% of their base salary for two years to this program will receive an additional premium option grant in 1999, having the same $75 exercise price, representing competitive long-term compensation for the year 2000. Executives who decline to participate in the premium option purchase program will not receive a premium option grant until 2000. Purchased options will become nonforfeitable as they are paid for by the executive, and will become exercisable on the latest of (i) the date they become nonforfeitable, (ii) the first to occur of a change of control or the first anniversary of the date of grant, and (iii) the date the premium stock price is achieved as described above. The additional premium options will become nonforfeitable upon the later of (a) the achievement of the premium stock price as described above, and (b) the payment of the purchase price for the corresponding purchased options, and will become exercisable on the later of (i) the date they become nonforfeitable and (ii) the first to occur of a change of control or the first anniversary of the date of grant. In the event of a change of control, the premium options will vest but the requirement that the $75 purchase price for the purchased premium options be paid will not be waived. In addition, if the fair market value of a share of Company common stock on the date of the change of control does not exceed the sum of the per-share exercise price and the per-share purchase price for the then-outstanding purchased premium options, the Board may elect to cancel the purchased premium options in exchange for a refund of the purchase price for those options previously paid by the participant. Any premium options that are not so canceled must be adjusted to preserve their value and ensure that they continue to be exercisable for common stock or other securities following the change of control. Premium options purchased by an executive do not expire prior to their term. Options granted for the year 2000 are subject to early expiration following termination of employment, unless such termination follows a change of control. As of March 1, 1999, the market value of the common stock underlying the options was approximately $45 per share. The Company believes that permitting executives to purchase options that have no value unless the Company's stock appreciates significantly is a powerful and aggressive mechanism to reward executives for increasing shareowner value.

The following table reflects the minimum and maximum number of options, estimated as of March 1, 1999, that will be offered to each of the executives named in the Summary Compensation Table and the executive officers as a group under the premium-priced stock option program and the number of options that may be granted for the year 2000 assuming, in each case, that such persons continue in their positions until the date of purchase. Each executive officer who elects to participate in the program, may purchase any number of options within the range.

                                                                                               YEAR 2000 OPTION
                                                            PURCHASED OPTIONS                      GRANT(3)
                                                -----------------------------------------      ----------------
                                                 MINIMUM NUMBER OF     MAXIMUM NUMBER OF          NUMBER OF
                                                OPTIONS THAT MAY BE   OPTIONS THAT MAY BE      OPTIONS THAT MAY
 NAME AND POSITION                                   PURCHASED             PURCHASED              BE GRANTED
 -----------------                              -------------------   -------------------      ----------------
 R. B. Shapiro                                         20,600                103,000               230,000
   Chairman, CEO and Director
 R. U. De Schutter                                     15,500                 77,300                63,000
   Vice Chairman of the Company and Chairman
      and CEO G.D. Searle & Co.
 N. L. Reding(1)                                          N/A                    N/A                   N/A
   Vice Chairman of the Company
 R. W. Reynolds(2)                                        N/A                    N/A                   N/A
   Vice Chairman of the Company
 H. A. Verfaillie                                      15,500                 77,300                63,000
   President
 Executive Officers as a Group                        145,200                726,300               598,400

-------------------------

(1) Mr. Reding has retired from his position with the Company and is therefore not eligible to participate in the program.

(2) Mr. Reynolds has announced that he intends to retire from his position with the Company and will therefore not participate in the program.

(3) Executives who elect to participate in the premium option purchase program will also receive a grant representing long-term compensation for the year 2000.

U.S. Income Tax Consequences of Premium Options. The premium options are non-qualified stock options. Accordingly, the tax consequences of the premium options to the participants and the Company are generally as described above. In addition, if a purchased premium option for which the participant has made direct payments of purchase price (as opposed to paying by reduction of other compensation) is forfeited or expires without having been exercised, the participant will realize a capital loss equal to the amount of the direct payments.

Any shares received in excess of the number of tendered shares will have a tax basis equal to the income recognized, plus the cash, if any, paid on the exercise of the premium option. The holding period for these shares begins to run on the exercise date. Any further gain or loss will constitute capital gain or loss.
                         ------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT INCREASING THE NUMBER OF SHARES OF COMPANY COMMON STOCK AVAILABLE UNDER THE 1996 PLAN.

A vote for the proposed amendment will be treated as a vote (i) to approve, for purposes of the exemption from the limitations of Section 162(m) of the Code described above, the resulting increase in the number of shares with respect to which any participant may receive grants under the 1996 Plan in any period of three years, and (ii) to approve the 1996 Plan, as so amended, for purposes of permitting the grant of options that qualify as incentive stock options under the Code. To be adopted, the 1996 Plan Proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting. If the shareowners do not approve the amendment, only shares remaining in the 1996 Plan will be available for awards.

APPROVAL OF THE ANNUAL INCENTIVE PROGRAM FOR EXECUTIVE OFFICERS (PROXY ITEM NO.
3)

The shareowners are asked to consider and approve the Annual Incentive Program established by the People Committee of the Board of Directors for certain executive officers. Under the terms of the Annual Incentive Program, all awards are paid in cash. Under Section 162(m) of the Code, shareowner approval is required to enable the Company to obtain a deduction for awards paid under the Annual Incentive Program to any executive officer of the Company named in the Summary Compensation Table whose compensation for the taxable year is in excess of $1 million. Shareowner approval of the material terms of the business criteria on which the performance goal for the program is based was obtained in 1994 when the Section 162(m) limit on deductible compensation became effective. The provisions of Section 162(m) require that the material terms of the performance goal for the program be disclosed to and re-approved by shareowners no less often than approximately every five years in order for the Company to continue excluding the amounts paid from the $1 million deductibility limit. Therefore, shareowners are being requested to again approve the material terms of the performance goal for the program and the program generally, which has been modified to allow the People Committee greater flexibility in determining the actual awards within the parameters prescribed by Section 162(m). If approved, and unless the material terms of the performance goal for the Annual Incentive Program are subsequently changed, the Annual Incentive Program will meet the shareowner requirements of Section 162(m) until 2004.

Annual Incentive Program

Material terms of the Annual Incentive Program for the eligible executives are outlined below.

Eligible Participants. All regular, full-time employees of the Company are eligible for awards under the Annual Incentive Program.

Performance Goal. No later than the 90th day of each performance year, the People Committee will establish for each eligible executive the objective performance goal based on net income (corporate and/or unit) for that performance year. If the performance goal established for the performance year is attained, the maximum proposed award amount for an eligible executive will equal 1/3 of 1% of corporate net income for the applicable performance year (subject to reduction as described below). The Committee must certify the attainment of the applicable performance goal before an award is paid.

Net Income. For purposes of determining attainment of the corporate and/or unit performance goals and the maximum award amount, net income is defined to exclude unusual events, such as restructuring charges and the cumulative effect of accounting changes required under generally accepted accounting principles, as pre-determined by the Committee.

Determination of Actual Awards. The Committee may decrease the actual award amount paid to an eligible executive for any performance year based on such secondary goals and considerations as determined by the Committee in its sole discretion. In no event shall the actual amount awarded to any eligible executive with respect to any performance year exceed 1/3 of 1% of corporate net income for the applicable performance year. A portion of any award made may be withheld and remain at risk and subject to the attainment of subsequent performance goals based on net income established by the Committee with respect to such amounts for up to two years.

Amendments. The Committee cannot change the material terms of the performance goal or the formula for computing the maximum award payable, without first obtaining shareowner approval.

                         ------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ANNUAL INCENTIVE PROGRAM FOR EXECUTIVE OFFICERS.

A vote in favor of this proposal will be treated as a vote to approve each of the material terms of the Annual Incentive Program described above for purposes of the exemption from the limitations of Section 162(m) of the Code. The affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting is required for approval of the Annual Incentive Program.

RATIFICATION OF INDEPENDENT AUDITORS (PROXY ITEM NO. 4)

The Board of Directors, upon the recommendation of the Finance Committee, has appointed Deloitte & Touche LLP ("Deloitte") as the principal independent auditors to examine the consolidated financial statements of the Company and its subsidiaries for the year 1999. Deloitte has acted in this capacity since 1932, is knowledgeable about the Company's operations and accounting practices, and is well qualified to act in the capacity of auditor.

Although this appointment is not required to be submitted to a vote of the shareowners, the Board continues to believe it appropriate as a matter of policy to request that the shareowners ratify the appointment of Deloitte as principal independent auditors. If the shareowners do not ratify, the Finance Committee will investigate the reasons for shareowner rejection and the Board will reconsider the appointment.

A formal statement by representatives of Deloitte is not planned for the Annual Meeting. However, as in past years, they are expected to be present at the meeting and available to respond to appropriate questions.

                         ------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS PRINCIPAL INDEPENDENT AUDITORS FOR THE YEAR 1999.

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting is required for ratification of this appointment.

SHAREOWNER PROPOSAL (PROXY ITEM NO. 5)

PROPOSAL CONCERNING CUMULATIVE VOTING.

Management has been advised that a shareowner intends to present the following proposal at the Annual Meeting. To be adopted, this proposal, which is opposed by the Board of Directors, would require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting.

                         ------------------------------

               "IMPROVED ELECTION PROCEDURE INVOLVING CUMULATIVE
                       VOTING FOR THE BOARD OF DIRECTORS

"WHEREAS,

     "Monsanto has nomination procedures that make it DIFFICULT for stockholders to have their nominees elected to the Board of Directors and

     "Directors are now elected for a THREE-YEAR TERM (rather than one year terms as in 1997 and before) with ONE VOTE available for each nominee for each share voted.

"BE IT RESOLVED THAT THE STOCKHOLDERS REQUEST MONSANTO TO IMPLEMENT THE SHAREOWNER'S PROPOSAL BELOW:

     "Change the election procedure for the Board of Directors TO ALLOW CUMULATIVE VOTING (total votes are equal to the number of shares times the number of directors to be elected). This proposal would only be effective for nominees for Director at meetings subsequent to the 1998/1999 Annual Meeting and would, therefore, not affect the unexpired terms of the existing Directors.

     "If you agree with this proposal, please mark your proxy FOR. Otherwise, abstentions may have the same effect as "no" votes."

                       Supporting Statement of Proponent

"This proposal would allow stockholders to have more influence on the election of THEIR (not management's) Board and, consequently, the future of THEIR company.

"SINCE cumulative voting allows stockholders to select the nominee(s) they want to vote for and to cast all their votes for a single (or several) candidate(s), IT can allow election of nominee(s) that are receptive to stockholders' rights (such as better nomination procedures and annual terms for Directors). FIRST, California law has required state pension and college funds to be voted in FAVOR of cumulative voting proposals. EVEN many successful corporations, such as Pennzoil, Lockheed-Martin, and Ingersoll-RAND, allow cumulative voting. MOREOVER, ALLEGHENY Power Systems TRIED to take away cumulative voting, but their stockholders did NOT allow this change which would have reduced stockholder rights.

"Current procedures allow nominations to the People (Nominating) Committee. However, this Committee rarely, if ever, approves any stockholder candidates and effectively becomes a "GATEKEEPER" for the Board. This pre-empts stockholder rights. Nominations at the Annual Meeting itself is A SHAM since only "TOKEN" votes will be counted, because most ballots are cast by proxy BEFORE THE MEETING. Cumulative voting would allow stockholders to remove these directors if the stockholders wanted to.

"Corporate Democracy, Inc." supports cumulative voting.

"This same proposal was presented at the April, 1998, Monsanto annual meeting by the same shareowner and received more than 22% of the vote for this proposal. The shareowner strongly encourages you to mark FOR on your ballot. Thanks."

                         ------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE FOREGOING RESOLUTION FOR THE FOLLOWING REASONS:

The Board of Directors believes that the adoption of cumulative voting would reduce the effectiveness of Monsanto's Board of Directors and would be detrimental to the best interests of the Company and its shareowners. Each director is now elected by a plurality of the vote cast at an Annual Meeting of Shareowners. The Company's directors have always been chosen for their accomplishment, commitment, integrity and diversity of background and experience, and share the common objective of advancing the best interests of all shareowners. As set forth in the Company's Board Charter, in selecting non-employee directors the Company has always sought individuals to "represent all Monsanto shareowners and not a special interest or a particular constituency."

Cumulative voting has the appearance of fairness, but in reality would benefit special interest groups. Cumulative voting could permit a shareowner or group of shareowners owning substantially less than a majority of a company's stock to elect a director to advance a group's narrow interests. This could alter the proper balance, diversity and independence of the Board, would introduce the likelihood of factionalism and discord within the Board, and may undermine its ability to work effectively on behalf of the interests of all of the shareowners.

Factionalism and discord within the Board would inhibit its discussions and decision-making, shifting the Board's attention away from the Company's strategic plans to the director's single interest agenda. The proponent has given no reason, and the Board of Directors knows of none, why the present method of voting should not continue to work as successfully in the future as it has in the past. Seven of the Company's eight directors are non-employee directors and all are nominated for the Board by the Company's People Committee, which consists entirely of outside directors. This helps assure the continued independence of the Board in representing all of the shareowners.

A nearly identical shareowner proposal submitted to the Company's 1998 Annual Meeting of Shareowners was overwhelmingly defeated.

ACCORDINGLY, WE RECOMMEND THAT SHAREOWNERS VOTE "AGAINST" THIS RESOLUTION.

                         ------------------------------

Further information regarding the name, address, and stockholdings of the sponsor of the shareowner proposal will be furnished orally or in writing as requested promptly upon receipt of any oral or written request made to the Secretary of the Company.

                         ------------------------------

GENERAL INFORMATION

For inclusion in the Company's Proxy Statement and form of proxy, any proposals of shareowners intended to be presented at the 2000 Annual Meeting of Shareowners must be received by the Company no later than November 15, 1999. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

To nominate one or more directors and/or propose proper business from the floor for consideration at the 2000 Annual Meeting of Shareowners, other than by inclusion in the Proxy Statement and form of proxy pursuant to the preceding paragraph, shareowners must provide written notice. Such notice should be addressed to the Secretary and be received at the Company's Creve Coeur Campus not earlier than December 25, 1999, and not later than January 24, 2000. These time limits apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority. The Company's by-laws set out specific requirements which such written notices must satisfy. Any shareowner filing a notice of nomination for director must describe various matters regarding the nominee and the shareowner, including such information as name, address, occupation and shares held. Any shareowner filing a notice to bring other business before a shareowner meeting must include in such notice, among other things, a brief description of the proposed business and the reasons therefor, and other specified matters. Copies of those requirements will be forwarded to any shareowner upon written request.

The Board of Directors knows of no matter, other than those referred to in this Proxy Statement, which will be presented at the meeting. However, if any other matters, including a shareowner proposal excluded from this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote in accordance with their best judgment on such matters. Should any nominee for director be unwilling or unable to serve at the time of the meeting or any adjournments thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the Board of Directors may recommend, unless, prior to the meeting, the Board has eliminated that directorship by reducing the size of the Board. The Board is not aware that any nominee herein will be unwilling or unable to serve as a director.

A shareowner who wishes to give a proxy to someone other than the Board's proxy committee may strike out the names appearing on the enclosed form of proxy, write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.

The Company will bear the expense of preparing, printing, and mailing this proxy material, as well as the cost of any required solicitation. The Company has engaged Georgeson & Co., a proxy solicitation firm, to assist by mail or telephone, in person, or otherwise in the solicitation of proxies. Georgeson's fee is expected to be approximately $15,000 plus expenses. A few regular employees may also participate in the solicitation, without additional compensation. In addition, the Company will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of the Company's stock and obtaining their proxies.

You are urged to mark, sign, date, and return your proxy promptly. You may revoke your proxy at any time before it is voted; and if you attend the meeting, as we hope you will, you may vote your shares in person.

                                           R. WILLIAM IDE III
                                           Secretary

March 15, 1998

                                      MAP LOGO

Directions from downtown St. Louis:

Take Interstate 64/Highway 40 west to Lindbergh Boulevard north. Take Lindbergh Boulevard north about 2 1/2 miles to the Olive Boulevard west exit. Follow Olive to the first traffic light. Turn left and immediately left again into Monsanto's Creve Coeur Campus. Please follow signs to parking area and entrance to Building K.

Directions from St. Louis International Airport (Lambert):

Take Interstate 70 west to Lindbergh Boulevard south. Take Lindbergh Boulevard south about 6 miles to Olive Boulevard west exit. Follow to the first traffic light. Proceed directly across the intersection and then immediately turn left into Monsanto's Creve Coeur Campus. Please follow signs to parking area and entrance to Building K.

1999 MONSANTO COMPANY
ANNUAL MEETING OF SHAREOWNERS

You are cordially invited to attend the 1999 Annual Meeting of Shareowners of Monsanto Company on Friday, April 23, 1999, at 1:30 p.m. in Building K at the Company's Creve Coeur Campus, 800 North Lindbergh Boulevard, St. Louis County, Missouri.

Doors open at 12:00 noon, and the meeting will begin promptly at 1:30 p.m.

PLEASE BRING YOUR SHAREOWNER ADMISSION TICKET TO THE MEETING.

                          SHAREOWNER ADMISSION TICKET

                                Monsanto Company
                         Annual Meeting of Shareowners

Date                   Place
----                   -----
April 23, 1999         Monsanto Company
                       800 North Lindbergh Boulevard
Time                   St. Louis, Missouri
---------------------
1:30 p.m. Central
  Time

---                         ----------------------------------------------------
                                   CUT HERE ,

                                                        NOTICE OF ANNUAL MEETING
                                                                  OF SHAREOWNERS
                                                             AND PROXY STATEMENT

                                 MONSANTO LOGO

                                                                      APPENDIX A

                   MONSANTO MANAGEMENT INCENTIVE PLAN OF 1996
           As Amended April 25, 1997, July 25, 1997, August 18, 1997,
          February 26, 1998 and September 25, 1998, April 23, 1999 and
              As Adjusted to Reflect Stock Split as of May 15, 1996
                      and Spin-off as of September 1, 1997

I. GENERAL PROVISIONS

1. PURPOSES

The Monsanto Management Incentive Plan of 1996 is designed to:

--      focus management on business performance that creates stockholder value,

--      encourage innovative approaches to the business of the Company,

--      reward for results,

--      encourage ownership of Monsanto common stock by management, and

--      encourage taking higher risks with an opportunity for higher reward.

This Incentive Plan shall be effective April 15, 1996 ("Effective Date"), subject to the approval of this Incentive Plan by the stockholders of the Company.

2. DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

"Associated Company" means any corporation (or partnership, joint venture, or other enterprise), of which the Company owns or controls, directly or indirectly, 10% or more, but less than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

"Award" means any Stock Option, Stock Appreciation Right, Restricted Share, unrestricted Share, dividend equivalent unit or other award granted under this Incentive Plan.

"Board" means Board of Directors of the Company.

"Committee" means the ECDC, or its permitted delegate.

"Compensation Committee" means one or more committees appointed by the ECDC composed of one or more senior managers of the Company or a Subsidiary to whom the ECDC may delegate its powers (or a portion thereof) to administer this Incentive Plan pursuant to Section 3(a) of this Article I.

"ECDC" means the Executive Compensation and Development Committee or such other committee consisting of two or more members of the Board as may be appointed by the Board to administer this Incentive Plan pursuant to Section 3(a) of this
Article I.

"Company" means Monsanto Company, a Delaware corporation.

"Eligible Participant" means any officer or other salaried employee (including a director who is a salaried employee) of the Company, a Subsidiary, or an Associated Company.

"Incentive Plan" means the Monsanto Management Incentive Plan of 1996, set forth herein.

"Fair Market Value" shall mean, with respect to any given day, the average of the highest and lowest sales prices of the Shares reported as the New York Stock Exchange-Composite Transactions for such day, or if the Shares were not traded on the New York Stock Exchange on such day, then on the next preceding day on which the Shares were traded, all as reported by The Wall Street Journal, mid-west edition, under the heading New York Stock Exchange-Composite Transactions or by such other source as the Committee may select.

"Incentive Stock Option" or "Incentive Option" means an option meeting the definition of that term as set forth in Section 3 of Article II of this Incentive Plan.

"1984 Plan" means the Monsanto Management Incentive Plan of 1984, as amended.

"1986 Plan" means the Searle Monsanto Stock Option Plan of 1986, as amended.

"1988/I Plan" means the Monsanto Management Incentive Plan of 1988/I, as amended.

"1988/II Plan" means the Monsanto Management Incentive Plan of 1988/II, as amended.

"1991 Plan" means the NutraSweet/Monsanto Stock Plan of 1991, as amended.

"1994 NutraSweet/Monsanto Plan" means the NutraSweet/Monsanto Stock Plan of 1994, as amended.

"1994 Plan" means the Monsanto Management Incentive Plan of 1994, as amended.

"1994 Searle/Monsanto Plan" means the Searle/Monsanto Stock Plan of 1994, as amended.

"Non-Qualified Stock Option" or "Non-Qualified Option" means an option referred to in Section 4 of Article II of this Incentive Plan.

"Participant" means an Eligible Participant to whom a Stock Option or a Stock Appreciation Right has been granted, a bonus commitment made or a bonus awarded pursuant to this Incentive Plan.

"Reporting Person" means a person subject to the reporting requirements of
Section 16(a) of the Securities Exchange Act of 1934 (or any law, rule, regulation or other provision that may replace such statute) with respect to Shares.

"Restricted Shares" means Shares that were made subject to restrictions in accordance with Section 6 of Article II of this Incentive Plan.

"Shares" means shares of common stock of the Company and any shares of stock or other securities received as a result of a Share adjustment as set forth in
Section 4 of this Article I.

"Stock Appreciation Right" means a right referred to in Section 5 of Article II of this Incentive Plan.

"Stock Appreciation Right Fair Market Value" or "SAR Fair Market Value" shall mean a value established by the Committee for the exercise of a Stock Appreciation Right. If such exercise occurs during any quarterly "window period" as specified by Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended from time to time, or any law, rule, regulation or other provision that may hereafter replace such Rule, the Committee may establish a common value for exercises during such window period.

"Stock Option" or "Option" shall mean Incentive Stock Options and/or Non-Qualified Stock Options.

"Subsidiary" means: (i) for the purpose of an Incentive Stock Option, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; and (ii) for the purposes of a Non-Qualified Stock Option, a Stock Appreciation Right or an Award of Shares (restricted or not), any corporation (or partnership, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

"Termination of Employment" means the discontinuance of employment of a Participant for any reason other than a Transfer.

"Transfer" means: (i) for the purpose of an Incentive Stock Option, a change of employment of a Participant within the group consisting of the Company and its Subsidiaries; and (ii) for the purpose of a Non-Qualified Stock Option, a Stock Appreciation Right or an Award of Shares (restricted or not), a change of employment of a Participant within the group consisting of the Company and its Subsidiaries, or, if the Committee so determines, a change of employment of a Participant within the group consisting of the Company, its Subsidiaries and Associated Companies.

3. ADMINISTRATION

(a) This Incentive Plan shall be administered by the ECDC, except to the extent the ECDC delegates administration pursuant to this paragraph. The ECDC may delegate all or a portion of the administration of this Incentive Plan to one or more Compensation Committees and may authorize further delegation by the Compensation Committees to senior managers of the Company or its Subsidiaries; provided that determinations regarding the timing, pricing, amount and terms of any Award to a Reporting Person shall be made only by the ECDC. No person shall be eligible or continue to serve as a member of the ECDC unless such person is (i) a "disinterested person" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended from time to time, or any law, rule, regulation or other provision that may hereafter replace such Rule and (ii) an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as may be amended from time to time, and no person shall be eligible for the grant of an Award under this Incentive Plan while serving as a member of the ECDC.

(b) The Committee shall have the exclusive right to interpret this Incentive Plan, to select the persons who are to receive Awards, and to act in all matters pertaining to the granting of Awards under this Incentive Plan including, without limitation, the timing, pricing, amount and terms of any Award and the amendment thereof consistent with the provisions of this Incentive Plan. No Eligible Participant shall have any right to be considered for or to receive any Awards. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Incentive Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all Eligible Participants.

(c) The Committee may adopt and amend from time to time rules and regulations of general application for the administration of this Incentive Plan.

(d)      Without limiting the foregoing Sections 3(a), (b) and (c) of this
         Article I (and notwithstanding any other provisions of this Incentive
         Plan), the Committee is authorized to take such action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards in the event of: a merger of the Company with, consolidation of the Company into, or the acquisition of the Company by, another corporation; a sale or transfer of all or substantially all of the assets of the Company to another corporation or any other person or entity; a separation from the Company, including any spin-off or other distribution to stockholders other than an ordinary cash dividend; a tender or exchange offer for Shares made by any corporation, person or entity (other than the Company); or other reorganization in which the Company will not survive as an independent, publicly-owned corporation. Such action may include (but shall not be limited to) establishing, amending or waiving the forms, terms, conditions and duration of Stock Options, Stock Appreciation Rights, Awards of Restricted Shares and other Awards so as to provide for earlier, later, extended or additional times for exercise or payments, differing methods for calculating payments, alternate forms and amounts of payment, accelerated release of restrictions or other modifications. The Committee may take such actions pursuant to this Section 3(d) by adopting rules and regulations of general applicability to all Participants or to certain categories of Participants, by including, amending or waiving terms and conditions in Awards (including, without limitation, agreements with respect to Restricted Shares), or by taking action with respect to individual Participants. The Committee may take such actions as part of the Awards, or before or after the public announcement of any such merger, consolidation, acquisition, sale or transfer of assets, separation, tender or exchange offer or other reorganization.

4. SHARE ADJUSTMENTS

In the event that at any time or from time to time a stock dividend, stock split, recapitalization, merger, consolidation, or other change in capitalization, or a sale by the Company of all or part of its assets, or a separation from the Company, including any spin-off or other distribution to stockholders other than an ordinary cash dividend, results in (a) the outstanding Shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of stock or other securities of the Company, or for shares of stock or other securities of any other corporation; or (b) new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Shares, then:

   (i)   the total number of Shares authorized for Awards under this Incentive
         Plan;

  (ii) the number and class of Shares (A) that may be subject to Stock Options or Stock Appreciation Rights, (B) which have not been issued or transferred under outstanding Stock Options or Stock Appreciation Rights, and (C) which have been awarded but are undelivered under this Incentive Plan; and

 (iii) the purchase price to be paid per Share under outstanding Stock Options and the number of Shares to be transferred in settlement of outstanding Stock Appreciation Rights;

shall in each case be appropriately adjusted by the Committee in its discretion; provided, however, that all adjustments made as the result of the foregoing in respect of each Stock Option which is granted as an Incentive Stock Option shall be made so that such Stock Option shall continue to be an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as may be amended from time to time.

5. SHARES AUTHORIZED

The total number of Shares for which awards may be granted under this Incentive Plan shall not exceed 87,605,305 Shares. Notwithstanding the foregoing, the total number of Shares that shall be available for Awards of Restricted or unrestricted Shares shall be 1/2 of 1% of the total number of Shares outstanding. The limitations in this Section 5 are subject to the adjustments provided for in Section 4 of this Article I; the provisions of Section 1(b) of
Article II of this Incentive Plan; and the provisions of Section 3(d) of Article III of this Incentive Plan.

The total number of Shares for which Awards may be granted under this Incentive Plan to any one Eligible Participant shall not exceed in any three-year period 15% of the total number of Shares for which Awards may be made under this Incentive Plan, subject to the adjustments provided for in Section 4 of this
Article I.

II. AWARDS

1. SHARES USED FOR AWARDS

(a) The Shares for which Options may be granted under this Option Plan may be authorized but unissued Shares, or treasury Shares, or both.

(b) In the event that any unexercised Stock Option granted hereunder lapses or ceases to be exercisable for any reason other than a surrender of the Option pursuant to Section l(c) of this Article II or the exercise of a Stock Appreciation Right under Section 5 of this Article II, the Shares subject to such Option shall again be available for Option grants under this Option Plan without again being charged against the authorized Shares set forth in Section 5 of Article I if not prohibited by Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule or provision). Any amendment of any Option or Stock Appreciation Right by the Committee pursuant to Article I, Section 3 of this Incentive Plan shall not be considered the grant of a new Option for the purpose of Section 5 of Article I.

(c) In the event of death or total and permanent disability as determined by the Committee, the Committee may, with the consent of the Participant, his legal representative, or in the event of death, a beneficiary designated in writing by the Participant during his lifetime, authorize payment, in cash or in Shares, or partly in cash and partly in Shares, as the Committee may direct, of an amount equal to the difference at the time between the Fair Market Value of the Shares subject to an Option and the Option price in consideration of the surrender of the Option. In such an event the Shares subject to the Option so surrendered shall be charged against the limitations set forth in Section 5 of Article I.

(d) In the event that any Award or installment thereof ceases to be payable for any reason, the Shares subject to such Award shall again be available for Award without again being charged against the limitations on the number of Shares set forth in Section 5 of Article I if not prohibited by Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule or provision).

2. INCIDENTS OF OPTIONS AND STOCK APPRECIATION RIGHTS

(a) An Award of Stock Options or Stock Appreciation Rights may be made at such time or times determined by the Committee following the Effective Date to any Eligible Participant, except that Incentive Options may not be awarded to employees of Associated Companies. Each Stock Option and Stock Appreciation Right shall be granted subject to such terms and conditions, if any, not inconsistent with this Incentive Plan, as shall be determined by the Committee, including any provisions as to continued employment as consideration for the grant or exercise of such Option or Stock Appreciation Right, provisions as to performance conditions and any provisions which may be advisable to comply with applicable laws, regulations or rulings of any governmental authority.

(b) An Incentive Stock Option or Stock Appreciation Right shall not be transferable by the Participant otherwise than by will, by the laws of descent and distribution, or pursuant to a written beneficiary designation, and shall be exercisable during the lifetime of the Participant only by him or by his guardian or legal representative. A Non-Qualified Stock Option or Stock Appreciation Right shall not be transferable except by will, by the laws of descent and distribution, pursuant to a written beneficiary designation, pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act or the rules thereunder, or in such circumstances as would not result in the failure to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule or provision) if the transferor were a Reporting Person.

(c) Shares purchased upon exercise of a Stock Option shall be paid for in such amounts, at such times and upon such terms as shall be determined by the Committee and specified in the grant of the Option. Without limiting the foregoing, the Committee may establish payment terms for the exercise of Stock Options which permit the Participant to deliver Shares (or other evidence of ownership of Shares satisfactory to the Company), including, at the Committee's option, Restricted Shares, with a Fair Market Value equal to the Option price as payment.

(d) The Option price per share shall be established by the grant and shall not be decreased thereafter except pursuant to Section 4 of Article I of this Incentive Plan.

(e) The Committee, in its discretion, may provide for the escalation of the Option price per Share over all or part of the term of the Option.

(f) The Committee, in its discretion, may offer Participants the opportunity to elect to receive an Option grant in lieu of a salary increase or a bonus or may offer Participants the opportunity to purchase Options for cash or such other consideration as the Committee in its discretion determines.

3. INCENTIVE OPTIONS

An Incentive Option shall be an "Incentive Stock Option" as that term is defined in Section 422 of the Internal Revenue Code of 1986, as may be amended from time to time, as in effect at the time of the grant of any such Option, or any statutory provision that may be enacted to replace such Section. Each provision of this Incentive Plan and of each Incentive Stock Option granted hereunder shall be construed so that each such Option shall be an Incentive Stock Option, and any provision thereof that cannot be so construed shall be disregarded. Incentive Stock Options shall be granted only to purchase unrestricted Shares and only to Eligible Participants, each of whom may be granted one or more such Options at such time or times determined by the Committee following the Effective Date until April 14, 2006, subject to the following conditions:

(a) The Option price per Share shall be set by the grant but shall not be less than 100% of the Fair Market Value at the time of the grant.

(b) The Option and its related Stock Appreciation Right, if any, may be exercised in full or in part from time to time within ten (10) years from the date of the grant, or such shorter period as may be specified by the Committee in the grant, provided that in any event each shall lapse and cease to be exercisable upon, or within such period following, Termination of Employment as shall have been determined by the Committee and as specified in the Option or Stock Appreciation Right; provided, however, that such period following Termination of Employment shall not exceed twelve months unless employment shall have terminated:

         (i) as a result of retirement as defined by the Committee or total and permanent disability as determined by the Committee, in which event such period shall not exceed--

                  (A) in the case of an Option, the original term of the Option; and

                  (B) in the case of a Stock Appreciation Right, one year after such retirement or disability or after resignation as an officer or director of the Company, whichever shall last occur (unless earlier terminated pursuant to Section 5(b) of this Article II);

                  or

         (ii) as a result of death, or death shall have occurred following Termination of Employment and while the Option or Stock Appreciation Right was still exercisable; and

         provided, further, that such period following Termination of Employment shall in no event extend the original exercise period of the Option or related Stock Appreciation Right, if any.

(c) The aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are first exercisable during any calendar year by any Eligible Participant shall not exceed $100,000; however, if the Fair Market Value of Incentive Stock Option Shares (at date of grant) exceeds $100,000 in the calendar year in which Incentive Stock Options are first exercisable, Shares with a Fair Market Value at date of grant exceeding $100,000 shall not be deemed to be Incentive Stock Options.

(d) Incentive Stock Options shall be granted only to an Eligible Participant who, at the time the Option is granted, does not own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

(e) Any other terms and conditions which the Committee determines, upon advice of counsel, should be imposed for the Option to qualify as an Incentive Stock Option and any other terms and conditions not inconsistent with this Incentive Plan as determined by the Committee;

      including provisions making the Shares subject to such Option Restricted Shares or provisions making vesting or the ability to exercise subject to performance conditions.

4. NON-QUALIFIED OPTIONS

One or more Options may be granted as Non-Qualified Options to purchase unrestricted Shares or Restricted Shares to an Eligible Participant at such time or times determined by the Committee, following the Effective Date, subject to the following terms and conditions:

(a) The Option price per Share shall be established by the grant but shall not be less than 100% of the Fair Market Value at the time of the grant (or such later date as the Committee shall determine to be the grant date).

(b) The Option and its related Stock Appreciation Right, if any, may be exercised in full or in part from time to time within ten (10) years from the date of the grant, or such shorter period as may be specified by the Committee in the grant, provided that in any event each shall lapse and cease to be exercisable upon, or within such period following Termination of Employment as shall have been determined by the Committee and as specified in the Option or Stock Appreciation Right; provided, however, that such period following Termination of Employment shall not exceed twelve months unless employment shall have terminated:

            (i) as a result of retirement as defined by the Committee or total and permanent disability as determined by the Committee, in which event such period shall not exceed--

                  (A) in the case of an Option, the original term of the Option; and

                  (B in the case of a Stock Appreciation Right, one year after such retirement or disability or after resignation as an officer or director of the Company, whichever shall last occur (unless earlier terminated pursuant to Section 5(b) of this Article II);

                  or

            (ii) as a result of death, or death shall have occurred following Termination of Employment and while the Option or Stock Appreciation Right was still exercisable; and

            provided, further, that such period following Termination of Employment shall in no event extend the original exercise period of the Option or related Stock Appreciation Right, if any.

(c) The Option grant may include any other terms and conditions not inconsistent with this Incentive Plan as determined by the Committee, including provisions making the Shares subject to such Option Restricted Shares or provisions making vesting or the ability to exercise subject to the satisfaction of performance conditions.

5. STOCK APPRECIATION RIGHTS

A Stock Appreciation Right may be granted to an Eligible Participant in connection with (and only in connection with) an Incentive Stock Option or a Non-Qualified Option granted under this Incentive Plan, or under any other incentive plan of the Company or its Subsidiaries which was approved by the stockholders, subject to the following terms and conditions:

(a) Such Stock Appreciation Right shall entitle a holder of an Option within the period specified for the exercise of the Option in the related Option grant to surrender the unexercised Option (or a portion thereof) and to receive in exchange therefor a payment in cash or Shares having an aggregate value equal to the product of (i) the amount by which (A) the SAR Fair Market Value of each Share exceeds (B) the Option price per Share, times (ii) the number of Shares under the Option, or portion thereof, which is surrendered.

(b) Except as expressly provided herein, each Stock Appreciation Right granted hereunder shall be subject to the same terms and conditions as the related Option. It shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. The Committee may grant Stock Appreciation Rights concurrently with grants of Options or in connection with previously granted Options under this Incentive Plan, or under any other incentive plan of the Company or its Subsidiaries which was approved by the stockholders, which are unexercised and have not terminated or lapsed. With respect to Stock Appreciation Rights granted in connection with such previously granted Options, the Committee shall provide that such Stock Appreciation Rights shall not be exercisable until the holder completes six (6) months (or such longer period as the Committee shall determine) of service with the Company, a Subsidiary, or an Associated Company immediately following the date of the grant of such Stock Appreciation Rights.

(c) The Committee shall have sole discretion to determine in each case whether the payment will be in the form of all cash, all Shares (which may, at the Committee's discretion, be Restricted Shares), or any combination thereof. If payment is to be made in Shares, the number of Shares shall be determined as follows: the amount payable in Shares shall be divided by the SAR Fair Market Value of Shares. The payments to be made, in whole or in part, in cash upon the exercise of Stock Appreciation Rights by any officer of the Company shall be made in accordance with the provisions relating to the exercise of stock appreciation rights of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect at the time of such exercise, or any law, rule, regulation or other provision that may hereafter replace such Rule.

(d) Upon exercise of a Stock Appreciation Right, the number of Shares subject to exercise under the related Option shall automatically be reduced by the number of Shares represented by the Option or portion thereof which is surrendered. To the extent that a Stock Appreciation Right shall be exercised, any Shares transferred upon such exercise shall not be charged against the maximum limitations upon the grant of Options set forth in this Incentive Plan under which such Option shall have been granted but the Option in connection with which a Stock Appreciation Right shall have been granted shall be deemed to have been exercised for the purpose of such maximum limitations.

(e) The Committee shall have sole discretion as to the timing of any payment made in cash, Shares, or a combination thereof upon exercise of Stock Appreciation Rights hereunder, whether in a lump sum, in annual installments or otherwise deferred and the Committee shall have sole discretion to determine whether such payments may bear amounts equivalent to interest or cash dividends.

(f)   For purposes of this paragraph 5(f) of Article II:

         (i) "Unrelated Party" means any party or group of parties acting together other than (A) the Company, its directors and officers, or (B) any nominee holder for any stock exchange;

         (ii) "Offer" means any tender or exchange offer made by an Unrelated Party for the Shares and shall be deemed to occur upon the first purchase or exchange of such Shares;

         (iii) "Change of Control" means any acquisition, beneficially or otherwise, by any Unrelated Party of 25% or more of the combined voting power of the common and preferred stock of the Company and shall be deemed to occur upon the date that the Unrelated Party attains control of said 25% or more of the combined voting power;

         (iv) "Change of Control Market Value" of the Shares means the higher of--

                  (A) the value for which such Shares may be exchanged or offered under any Offer pursuant to which Shares are actually exchanged or purchased; or

                  (B) the Fair Market Value of such Shares on the date of exercise of a Stock Appreciation Right.

         Notwithstanding the foregoing provisions of this Section 5 of Article II and without limiting the provisions of Section 3 of Article I of this Incentive Plan, in the event of an Offer or Change of Control, a Participant holding an unexercised Stock Appreciation Right may exercise such Stock Appreciation Right and elect to be paid solely in cash in an amount equal to the difference between the Option price and the Change of Control Market Value of the Shares, unless within five
         (5) business days after receipt of notification of such election by the Secretary of the Company, the Committee acts to disapprove the cash election. Unless it acts to disapprove, the Committee's consent shall be deemed to be given at the close of business on the fifth business day after the Secretary's receipt of notification of such election and payment shall be made as soon as practicable after expiration of such five (5) business day period. The election provided herein shall apply only: (x) during the thirty (30) day period following the first exchange or purchase of Shares pursuant to an Offer; or (y) during the thirty (30) day period following the date on which sufficient Shares are acquired to constitute a Change of Control.

    (g)  For purposes of this paragraph 5(g) of Article II:

                  (i) "Unrelated Party" means any party or group of parties acting together other than (A) the Company, its directors and officers, or (B) any nominee holder for any stock exchange;

                  (ii) "Alternate Change of Control" means any acquisition, beneficially or otherwise, by any Unrelated Party of a percentage of the combined voting power of the common and preferred stock of the Company specified by the Committee (but not less than 10%) and shall be deemed to occur upon the date that the Unrelated Party attains control of said percentage of the combined voting power;

                  (iii) "Change of Control Termination of Employment" means the termination of employment of a Participant by the Company, the Subsidiaries or the Associated Companies without cause (as defined by the Committee) or by the Participant for good reason (as defined by the Committee) within a period of time specified by the Committee following an Alternate Change of Control;

                  (iv) "Alternate Change of Control Market Value" of the Shares means the Fair Market Value of such Shares on the date of exercise of a Stock Appreciation Right.

         Notwithstanding the foregoing provisions of this Section 5 of Article II and without limiting the provisions of Section 3 of Article I of this Incentive Plan, in the event of an Alternate Change of Control and a Change of Control Termination of Employment, a Participant holding an unexercised Stock Appreciation Right who is selected by the Committee may exercise such Stock Appreciation Right and elect to be paid solely in cash in an amount equal to the difference between the Option price and the Alternate Change of Control Market Value of the Shares, unless within five (5) business days after receipt of notification of such election by the Secretary of the Company, the Committee acts to disapprove the cash election. Unless it acts to disapprove, the Committee's consent shall be deemed to be given at the close of business on the fifth business day after the Secretary's receipt of notification of such election and payment shall be made as soon as practicable after expiration of such five (5) business day period. The election provided herein shall apply only during the thirty (30) day period following a Change of Control Termination of Employment.

6. BONUS SHARES AND RESTRICTED SHARES

(a) An Award of Shares or Restricted Shares may be made at such time or times determined by the Committee following the Effective Date to any person who is an Eligible Participant. The Committee shall have full discretion to determine the terms and conditions of payment of any Award, including without limitation, what part of such Award shall be paid in unrestricted Shares or Restricted Shares, the time or times of payment of any Award, and the time or times of the lapse of the restrictions on Restricted Shares.

(b) For the purpose of determining the number of Shares to be used in payment of an Award, the amount of the Award payable in Shares shall be divided by the Fair Market Value of the Shares on the date of the determination of the amount of the Award by the Committee, or if the Committee so directs, the date immediately preceding the date the Award is paid.

(c) The portion of an Award payable in Restricted Shares shall be paid at the time of the Award either by book-entry registration or by delivering to the Participant, or a custodian or escrow designated by the Committee and the Participant, a certificate or certificates for such Restricted Shares, registered in the name of such Participant. The Participant shall have all of the rights of a stockholder with respect to such Shares, subject to such terms and conditions, including withholding of dividends, forfeitures or resale to the Company, if any, as may be determined by the Committee. The Committee and the Participant may designate the Company or one or more of its employees to act as custodian or escrow for the certificates.

(d) Restricted Shares shall be subject to such terms and conditions, including forfeiture, if any, and to such restrictions against sale, transfer or other disposition as may be determined by the Committee at the time a Non-Qualified Option for the purchase of Restricted Shares is granted, at the time a Stock Appreciation Right to be settled with Restricted Shares is granted or at the time of making a bonus award of Restricted Shares. Any new or additional or different Shares or other securities resulting from any adjustment of such Shares of the type described in Section 4 of Article I shall be subject to the same terms, conditions, and restrictions as the Restricted Shares prior to such adjustment. The Committee may, in its discretion, remove, modify or accelerate the release of restrictions on any Restricted Shares in the event of hardship or disability of the Participant while employed, in the event that the Participant ceases to be an employee of the Company, a Subsidiary or Associated Company, as the result of death or otherwise, in the event of a relocation of a Participant to another country or for such other reasons as the Committee may deem appropriate. In the event of the death of a Participant following the transfer of Restricted Shares to him, the legal representative of the Participant, the beneficiary designated in writing by the Participant during his lifetime, or the person receiving such Shares under his will or under the laws of descent and distribution shall take such Shares subject to the same restrictions, conditions and provisions in effect at the time of his death, to the extent applicable.

7. DIVIDENDS, DIVIDEND EQUIVALENTS AND INTEREST EQUIVALENTS

(a) No cash dividends shall be paid on Shares which have been awarded but not registered or delivered. The Committee may provide, however, that a Participant to whom an Option has been awarded which is exercisable in whole or in part at a future time for Shares or a Participant who has been awarded Shares payable in whole or in part at a future time, shall be entitled to receive an amount per Share, equal in value to the cash dividends, if any, paid per Share on issued and outstanding Shares, as of the dividend record dates occurring during the period between the date of the award and the time each such Share is delivered. Such amounts (herein called "dividend equivalents") may, in the discretion of the Committee, be:

                  (i) paid in cash or Shares either from time to time prior to or at the time of the delivery of such Shares or upon expiration of the Option if it shall not have been fully exercised (except that payment of the dividend equivalents on Incentive Options may not be made prior to exercise); or

                  (ii) converted into contingently credited Shares (with respect to which dividend equivalents shall accrue) in such manner, at such value, and deliverable at such time or times, as may be determined by the Committee.

                  Such Shares (whether delivered or contingently credited) shall be charged against the limitations set forth in Section 5 of
                  Article I.

(b) The Committee, in its discretion, may authorize payment of interest equivalents on any portion of any Award payable at a future time in cash, and interest equivalents on dividend equivalents which are payable in cash at a future time.

(c) The Committee, in its discretion, may provide that dividends paid on restricted Shares shall, during the applicable restricted period, be held by the Company to be paid upon the lapse of restrictions or to be forfeited upon forfeiture of the Shares.

III. MISCELLANEOUS PROVISIONS

         1. Neither a Stock Option nor a Stock Appreciation Right shall be transferable except as provided for herein. If any Participant makes such a transfer in violation hereof, any obligation of the
                                      A-12

                  Company with respect to such Stock Option or Stock Appreciation Right shall forthwith terminate.

         2. Nothing in this Incentive Plan or any booklet or other document describing or referring to this Incentive Plan shall be deemed to confer on any employee or Participant the right to continue in the employ of his employer or affect the right of his employer to terminate the employment of any such person with or without cause.

         3. Nothing contained herein shall require the Company to segregate any monies from its general funds, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant.

         4. This Incentive Plan and all actions taken hereunder shall be governed by the laws of the State of Delaware.

         5. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Option or the exercise thereof, any Stock Appreciation Right or the exercise thereof, or the payment of any bonus
                  award, including, but not   limited to, the withholding of
                  cash or Shares which would be paid or delivered pursuant to such exercise or award or another exercise or award under this Incentive Plan until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or cancelling any portion of such award or another award under this Incentive Plan in an amount sufficient to reimburse itself for the amount it is required to so withhold, or selling any property contingently credited by the Company for the purpose of paying such award or another award under this Incentive Plan, in order to withhold or reimburse itself for the amount it is required to so withhold. The Committee may permit a Participant (or any beneficiary or other person authorized to act) to elect to pay a portion or all of any amounts required or permitted to be withheld to satisfy federal, state, local or foreign tax obligations by directing the Company to withhold a number of whole Shares which would otherwise be distributed and which have a fair market value sufficient to cover the amount of such required or permitted withholding taxes.

         6. The Committee may grant Stock Options to Eligible Participants who are foreign nationals or who are employed by the Company, a Subsidiary, or an Associated Company outside of the United States of America. In order to facilitate the granting of Stock Options, the Committee may provide for special terms and conditions for grants to employees who are foreign nationals or who are employed by the Company, a Subsidiary, or an Associated Company outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom in other countries in which the Company, a Subsidiary, or an Associated Company operates or has employees. The Committee may also provide for such substitutes for the Stock Options for employees who are foreign nationals or who are employed by the Company, a Subsidiary, or an Associated Company outside of the United States of America as may be deemed necessary or appropriate by the Committee.

                  AVAILABLE INFORMATION: Each Malaysian Participant may request copies of the Company's most recent audited financial statements available.

         7. Notwithstanding any other provision of this Incentive Plan, for purposes of any Award that is outstanding as of the date that the Company spins off the Company's chemical businesses into a new publicly traded company ("Chemicals") and is held by a Participant who in connection with such spinoff becomes an employee of Chemicals (or a subsidiary or associated company of Chemicals) rather than an employee of the Company (or a Subsidiary or Associated Company of the Company), such change of employment shall not constitute a Termination of Employment. With respect to any such Award held by such a Participant, Termination of Employment shall mean such Participant's termination of employment with Chemicals other than a Transfer, with Transfer defined as a change of employment of a Participant within the group consisting of Chemicals and its subsidiaries, or, if the Committee so determines, a change of employment of a Participant within the group consisting of Chemicals, its subsidiaries, and its associated companies. For purposes of this section, a subsidiary of Chemicals means any corporation (or partnership, joint venture, or other enterprise) of which Chemicals owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power) and an associated company of Chemicals means any corporation (or partnership, joint venture, or other enterprise), of which Chemicals owns or controls, directly or indirectly, 10% or more, but less than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

IV. AMENDMENTS

         1. The Board, upon recommendation of the Committee but not otherwise, may from time to time amend or modify this Incentive Plan, including, but not limited to, an amendment which would authorize the Committee to make Awards payable in other securities or other forms of property of a kind to be determined by the Committee, and such other amendments as may be necessary or desirable to implement such Awards, or discontinue this Incentive Plan or any provision thereof, provided that no amendments or modifications to this Incentive Plan shall, without the prior approval of the stockholders normally entitled to vote for the election of directors of the
                  Company:

                  (a) permit the Company to decrease the Option price on any outstanding Option;

                  (b) permit any change which would require the approval of stockholders under Section 16 of the Securities Exchange Act of 1934 or the rules thereunder or under
                           Section 422 of the Internal Revenue Code of 1986, or the rules thereunder (or any law, rule, regulation or other provision that may replace such statutes or rules); or

                  (c) change any of the provisions of this Article IV.

         2. No amendment to or discontinuance of this Incentive Plan or any provision thereof by the Board or the stockholders of the Company shall, without the written consent of the Participant, adversely affect any Stock Option or Stock Appreciation Right theretofore granted or bonus commitment or bonus award theretofore made to such Participant under this Incentive Plan.

V. INTERPRETATION

     1. This Incentive Plan is not intended to and shall not affect any option or stock appreciation right grant or bonus commitment or award under the 1984 Plan, the 1986 Plan, the 1988/I Plan, the 1988/II Plan, the 1991 Plan, the 1994 Plan, the 1994 Searle/Monsanto Plan, or the 1994 NutraSweet/Monsanto Plan (or any other incentive plan of the Company, its Subsidiaries, and Associated Companies). No stock options or stock appreciation rights or Awards of Restricted or unrestricted Shares shall be granted under the 1994 Plan, the 1994 Searle/Monsanto Plan, or the 1994 NutraSweet/Monsanto Plan after April 14, 1996.

     2. This Incentive Plan is not intended to and shall not preclude the establishment or operation by the Company or any Subsidiary of (a) any thrift, savings and investment, achievement award, stock purchase, employee recognition or other benefit plan or arrangement for any group of employees, or (b) any other incentive or bonus plan or arrangement for any employees (hereinafter "Other Plan"), and any such Other Plan may be authorized and payments made thereunder independently of this Incentive Plan; provided, however, that no such Other Plan shall provide for the granting of options or stock appreciation rights to purchase or receive the appreciation on the shares of any class of stock of the Company, or the making of bonus commitments or bonus awards payable in any class of stock of the Company, which in either form or substance are comparable to those authorized under this Incentive Plan, unless (i) such Other Plan is established or operated in connection with the assumption by the Company or a Subsidiary of the plans, options, stock appreciation rights, bonus commitments or bonus awards of another corporation, or the substitution of an Other Plan or options, stock appreciation rights, bonus commitments or bonus awards under such Other Plan in lieu of the plans, options, stock appreciation rights, bonus commitments or bonus awards of such other corporation, arising out of a merger or consolidation with, or the acquisition of assets or stock of, such other corporation, or other transaction described in Section 424(a) of the Internal Revenue Code of 1986, as may be amended from time to time, as in effect at the time, or (ii) such Other Plan provides for grants of options, stock appreciation rights, bonus commitments or bonus awards to employees substantially all of whom are not Participants.

PROXY
[MONSANTO LOGO]

Common Stock
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   Annual Meeting
   Monsanto Company
   K Building
   Creve Coeur Campus
   St. Louis County, Missouri
   1:30 PM, April 23, 1999

The undersigned hereby appoints Robert B. Shapiro, Robert W. Reynolds and R. William Ide III, and each of them, with full power of substitution, proxies to vote all shares of Common Stock of Monsanto Company which the undersigned is entitled to vote at the 1999 Annual Meeting of Shareowners, and any adjournments thereof, as specified upon the matters indicated on the reverse side and in their discretion upon such other matters as may properly come before the meeting.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN U.S.A.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREOWNER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3 and 4; AND "AGAINST" ITEM 5.

                        (Please sign on reverse side)
                             FOLD AND DETACH HERE


[X] Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3 and 4.


1.  Election of Directors   / / FOR all nominees listed   / / WITHHOLD AUTHORITY
    for Terms Expiring 2002.     below (except as written      to vote for all
                                 to the contrary below)        nominees listed
                                                              below

J.F.M. Peters and R. B. Shapiro


(Instruction: To withhold authority to vote for any individual nominee write that nominee's name in this space)

----------------------------------

2. Amendment of the Management Incentive Plan to increase shares available for grants to 87,605,305 shares.

     / / FOR  / / AGAINST  / / ABSTAIN


3.  Approval of the Annual Incentive Program.

     / / FOR  / / AGAINST  / / ABSTAIN

4. Ratification of Deloitte & Touche LLP as principal independent auditors for 1999.

     / / FOR  / / AGAINST  / / ABSTAIN


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 5.


5.  Shareowner proposal concerning cumulative voting.

     / / FOR  / / AGAINST  / / ABSTAIN

Mark the box below if you will be attending the Annual Meeting.

     / / WILL ATTEND

                                   Please sign your name or names exactly as printed hereon. When shares are held by joint tenants, both should sign. Trustees and other fiduciaries should so indicate when signing.

                                   The signer(s) hereby revokes all proxies heretofore given by the signer(s) to vote at said meeting or any adjournment thereof.


----------------------

----------------------
SIGNATURE(S)      DATE


                             FOLD AND DETACH HERE

                    IMPORTANT: PLEASE MARK, SIGN, AND DATE
              YOUR PROXY AND RETURN IT IN THE ENVELOPE PROVIDED

                    IF YOU WILL BE ATTENDING THE MEETING,
                      PLEASE BRING THE ADMITTANCE TICKET
                  INCLUDED ON PAGE 31 OF THE PROXY STATEMENT

PROXY
[MONSANTO LOGO]



TO PARTICIPANTS IN:  THE MONSANTO SAVINGS AND INVESTMENT PLAN (SIP)

Participants may instruct the Trustee as to the manner in which Monsanto stock held for their account and entitled to vote shall be voted at Shareowners' meetings. The enclosed Notice of Annual Meeting of Shareowners and Proxy Statement for Monsanto Company's Annual Meeting are being provided to you by the Trustee. If you desire to instruct the Trustee in the voting of your plan shares, you should fill in the reverse side of the voting form, date, sign and return this form in the enclosed envelope. No postage is required if mailed in the U.S.A. The shares will be voted at the Annual Meeting to be held at Monsanto Company, K Building Creve Coeur Campus, 800 N. Lindbergh Boulevard, St. Louis, Missouri, on April 23, 1999, at 1:30 p.m., or at any adjournment thereof.

THE TRUSTEE MUST RECEIVE THIS FORM ON OR PRIOR TO APRIL 16, 1999. THE TRUSTEE WILL VOTE YOUR SHARES AS YOU DIRECT ONLY IF THE SIGNED FORM IS RECEIVED ON OR PRIOR TO APRIL 16, 1999, AND YOU HAVE SPECIFIED YOUR DIRECTIONS HEREIN. OTHERWISE, THE TRUSTEE WILL VOTE YOUR SIP SHARES IN PROPORTION TO THE VOTES OF THE OTHER SIP PARTICIPANTS.

THE PROXY FOR WHICH YOUR INSTRUCTIONS ARE REQUESTED IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.


                        (Please sign on reverse side)

                             FOLD AND DETACH HERE

[X] Please mark your votes as in this example.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3 and 4.

1.  Election of Directors for Terms Expiring in 2002.


           / / FOR all nominees listed     / / WITHHOLD AUTHORITY
           below (except as written to           to vote for all
           the contrary below)                   nominees listed
                                                 below


J. F. M. Peters and R. B. Shapiro

(Instruction: To withhold authority to vote for any individual nominee write that nominee's name in this space)

-----------------------------------


2. Amendment of the Management Incentive Plan to increase shares available for grants to 87,605,305 shares.

     / / FOR  / / AGAINST  / / ABSTAIN

3.  Approval of the Annual Incentive Program.

    / / FOR  / / AGAINST  / / ABSTAIN


4. Ratification of Deloitte & Touche LLP as principal independent auditors for 1999.

     / / FOR  / / AGAINST  / / ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 5; AND TO "GRANT AUTHORITY" FOR ITEM 6.

5.  Shareowner proposal concerning cumulative voting.

     / / FOR  / / AGAINST  / / ABSTAIN

6. In the Trustee's discretion, upon such other matters as may properly come before the meeting.

     / / GRANT AUTHORITY      / / WITHHOLD AUTHORITY

Mark this box if you will be attending the Annual Meeting.

     / / WILL ATTEND



The signer hereby revokes
all proxies heretofore given by
the signer to vote at said
meeting or any adjournment thereof.


-------------------------
SIGNATURE         DATE

                             FOLD AND DETACH HERE

                    IMPORTANT: PLEASE MARK, SIGN, AND DATE
              YOUR PROXY AND RETURN IT IN THE ENVELOPE PROVIDED


                    IF YOU WILL BE ATTENDING THE MEETING,
                      PLEASE BRING THE ADMITTANCE TICKET
                  INCLUDED ON PAGE 31 OF THE PROXY STATEMENT

PROXY
[MONSANTO LOGO]

TO PARTICIPANTS IN:  THE SOLUTIA INC. SAVINGS AND INVESTMENT PLAN (SIP)

Participants may instruct the Trustee as to the manner in which Monsanto stock held for their account and entitled to vote shall be voted at Shareowners' meetings. The enclosed Notice of Annual Meeting of Shareowners and Proxy Statement for Monsanto Company's Annual Meeting are being provided to you by the Trustee. If you desire to instruct the Trustee in the voting of your plan shares, you should fill in the reverse side of the voting form, date, sign and return this form in the enclosed envelope. No postage is required if mailed in the U.S.A. The shares will be voted at the Annual Meeting to be held at Monsanto Company, K Building, Creve Coeur Campus, 800 N. Lindbergh Boulevard, St. Louis, Missouri, on April 23, 1999 at 1:30 p.m., or at any adjournment thereof.

THE TRUSTEE MUST RECEIVE THIS FORM ON OR PRIOR TO APRIL 16, 1999. THE TRUSTEE WILL VOTE YOUR SHARES AS YOU DIRECT ONLY IF THE SIGNED FORM IS RECEIVED ON OR PRIOR TO APRIL 16, 1999, AND YOU HAVE SPECIFIED YOUR DIRECTIONS HEREIN. OTHERWISE, THE TRUSTEE WILL VOTE YOUR SIP SHARES IN PROPORTION TO THE VOTES OF THE OTHER SIP PARTICIPANTS.


THE PROXY FOR WHICH YOUR INSTRUCTIONS ARE REQUESTED IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.


                        (Please sign on reverse side)
                             FOLD AND DETACH HERE



[X] Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3 and 4.

1.  Election of Directors for Terms Expiring in 2002.


           / / FOR all nominees listed     / / WITHHOLD AUTHORITY
           below (except as written to           to vote for all
           the contrary below)                   nominees listed
                                                 below


J. F. M. Peters and R. B. Shapiro

(Instruction: To withhold authority to vote for any individual nominee write that nominee's name in this space)


----------------------------------


2. Amendment of the Management Incentive Plan to increase shares available for grants to 87,605,305 shares.

    / / FOR  / / AGAINST  / / ABSTAIN

3.  Approval of the Annual Incentive Program.

    / / FOR  / / AGAINST  / / ABSTAIN


4. Ratification of Deloitte & Touche LLP as principal independent auditors for 1999.

     / / FOR  / / AGAINST  / / ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 5; AND TO "GRANT AUTHORITY" FOR ITEM 6.

5.  Shareowner proposal concerning cumulative voting.

     / / FOR  / / AGAINST  / / ABSTAIN

6. In the Trustee's discretion, upon such other matters as may properly come before the meeting.

     / / GRANT AUTHORITY      / / WITHHOLD AUTHORITY

Mark this box if you will be attending the Annual Meeting.

     / / WILL ATTEND



The signer hereby revokes all
proxies heretofore given by the
signer to vote at said meeting
or any adjournment thereof.




-------------------------
SIGNATURE            DATE


                             FOLD AND DETACH HERE

                    IMPORTANT: PLEASE MARK, SIGN, AND DATE
              YOUR PROXY AND RETURN IT IN THE ENVELOPE PROVIDED


                    IF YOU WILL BE ATTENDING THE MEETING,
                      PLEASE BRING THE ADMITTANCE TICKET
                  INCLUDED ON PAGE 31 OF THE PROXY STATEMENT

                              MONSANTO LOGO NO. 2

                                 March 15, 1999

Dear Monsanto Shareowner,

In the past three years, we've assembled the capabilities critical to the success of Monsanto's life sciences business through acquisitions, partnerships, joint ventures and investments in new technologies and research. Last year was a pivotal one in this effort as we completed our seed company acquisition strategy and created the marketing network needed for rapid commercialization of our new products. We explored merging with American Homes Products Corporation, but, after much effort on many people's part, chose instead to remain an independent entity.

We believe we're now poised to see greater returns on our shareowners' long-term investment in our life sciences strategy. As we begin 1999, we're focused on these objectives:

- Sustaining the strong results from our established products,

- Integrating our seed businesses to deliver agricultural biotechnology products quickly and broadly,

- Launching Celebrex(R), our recently approved arthritis treatment, worldwide and moving our other pharmaceutical pipeline products toward commercialization, and

- Building our life sciences capabilities and platforms for animal and human nutrition.

We have two proposals before you that are designed to reward our employees for reaching these goals and enhancing the value of your investment in Monsanto. One of these proposals will increase the number of shares of common stock available under the Management Incentive Plan, to allow us to continue to align the interest of management, the employees in our newly acquired seed businesses and other new employees with the interests of Monsanto shareowners through stock option grants and other awards. The second proposal will approve an annual incentive program that enables us to give cash rewards to Monsanto employees for achieving performance based goals.

We've also reinstated a program for purchased, premium options that reward management for further increasing shareowner value. The program allows executives to invest in the company by purchasing premium stock options, which will have no value until the market price of your Monsanto shares has risen by over 50 percent.

We're asking our people to deliver extraordinary returns from capabilities we've assembled in the life sciences. The rapid launch of Celebrex(R), the continued growth of core businesses like Roundup(R) herbicide and the global commercialization of our products from biotechnology are indicators of the accelerated long-term growth we intend to deliver.

                                      Sincerely,

                                      ROBERT P. SHAPIRO

                                      Robert B. Shapiro
                                      Chairman and Chief Executive Officer